UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Masonite International Corporation (Exact name of registrant as specified in its charter)

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NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2015

March 27, 2015

March 27, 2015
Dear Fellow Shareholder:
You are cordially invited to join Masonite International Corporation’s Board of Directors and senior leadership at the 2015 annual general meeting of shareholders, which will be held at 9:00 a.m. local time on Wednesday, May 13, 2015 at the University Club of Tampa, 201 N. Franklin Street, Suite 3800, Tampa, FL, 33602.
The attached notice of the 2015 annual general meeting of shareholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 through 4 listed in the attached notice.
You may submit your proxy either by returning the enclosed proxy card or voting instruction form, to the extent you received hard copies of the proxy materials, or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting but later decide to attend the meeting in person, you may still vote in person at the meeting.
Thank you for your continued support.
Robert J. Byrne

/s/ Robert J. Byrne

Chairman of the Board

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that an annual general meeting (the "Meeting") of the holders of common shares (the "Shareholders") of Masonite International Corporation, successor entity to Masonite Inc. and formerly known as Masonite Worldwide Holdings, Inc. (the "Company" or "Masonite") will be held at the University Club of Tampa, 201 N. Franklin Street, Suite 3800, Tampa, FL, 33602 on May 13, 2015 at the hour of 9:00 a.m. (Eastern Time) for the following purposes:

1.	TO ELECT Frederick J. Lynch, Jody L. Bilney, Robert J. Byrne, Peter R. Dachowski, Jonathan F. Foster, George A. Lorch, Rick J. Mills, Francis M. Scricco and John C. Wills to the Board of Directors;

2.	TO VOTE, on an advisory basis, on the compensation of our named executive officers as set forth in the Proxy Statement (as defined below);

3.
TO APPOINT Deloitte & Touche LLP, an independent registered public accounting firm, as the auditors of the Company through to the next annual general meeting of the Shareholders and authorize the Board of Directors of the Company to fix the remuneration of the auditors;

4.	TO APPROVE the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan, as more particularly described in the Proxy Statement; and

5.	TO RECEIVE the financial statements of the Company for the period ended December 28, 2014, together with the report of the auditors thereon; and

6.	TO TRANSACT such further or other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 through 4. The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

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DATED at Tampa, Florida this 27th day of March, 2015.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert E. Lewis

Senior Vice President,
General Counsel and Secretary
Masonite International Corporation

PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING A PROXY CARD OR VOTING INSTRUCTION FORM.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 13, 2015: This Proxy Statement and our Annual Report are available free of charge on
http://investor.masonite.com/investors/annual-meeting/default.aspx

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MASONITE INTERNATIONAL CORPORATION

PROXY STATEMENT

Unless otherwise indicated, or the context otherwise requires, "Company" or "Masonite" refers to Masonite International Corporation and its direct and indirect subsidiaries. Unless otherwise indicated, all dollar amounts are expressed in US dollars and references to "$" are to US dollars.
This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by Masonite’s Board of Directors {the “Board”) on behalf of Masonite, for use at the annual general meeting (the "Meeting") of holders ("Shareholders") of common shares ("Common Shares") of the Company to be held at the University Club of Tampa, 201 N. Franklin Street, Suite 3800, Tampa, FL, 33602 on May 13, 2015 at 9:00 a.m. (Eastern Time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting").
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about March 27, 2015 to our Shareholders of record as of the close of business on March 18, 2015. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
RECORD DATE; PROXIES; VOTING
Who Can Vote; Votes Per Share
The Board has set March 18, 2015 as the record date for the Meeting. At the Meeting, each Shareholder of record of Common Shares at the close of business on the record date will be entitled to vote on, all matters proposed to come before the Meeting, except to the extent such Shareholder has transferred any such Common Shares after the Record Date and the transferee of such Common Shares establishes ownership thereof and makes a written demand to the Secretary of the Company, not later than ten days before the date of the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote such Common Shares. Each such Shareholder of record will be entitled to one vote per Common Share on each matter submitted to a vote of Shareholders, as long as those shares are represented at the Meeting, either in person or by proxy.
The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of special shares (the "Special Shares"). As of March 6, 2015, there were 30,106,742 Common Shares and no Special Shares outstanding.
How to Vote; Submitting Your Proxy; Revoking Your Proxy
You may vote your shares either by voting in person at the Meeting or by submitting a completed form of proxy in the manner described in this Proxy Statement. By submitting your form of proxy, you are legally authorizing another person to vote your shares. The persons specified on the enclosed form of proxy are officers of the Company. A registered Shareholder who wishes to appoint any person other than those specified on the enclosed form of proxy to represent him, her or it at the Meeting may do so by crossing out the persons named in the enclosed form of proxy and inserting such other person’s name in the blank space provided in the form of proxy or by completing another proper form of proxy. Such other person need not be a Shareholder. Please note that if you appoint as proxy any person other than those specified on your form of proxy and neither you nor your proxy attends the Meeting in person, then your shares will not be voted.
If your shares are not registered in your name but in the "street name" of a bank, broker or other holder of record (a "nominee"), then your name will not appear in Masonite’s register of Shareholders, and you are considered a "Beneficial Holder". Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. If your shares are held in street name, please refer to the information from your bank, broker or other nominee on how to submit voting instructions, which includes the deadlines for submission of voting instructions. Beneficial Holders may vote shares held in street name at the Meeting only if they obtain a signed proxy from the registered holder (bank, broker or other nominee) giving the Beneficial Holder the right to vote the shares.
To be valid, forms of proxy submitted by registered holders must be deposited at the offices of American Stock Transfer & Trust Company, LLC (the "Agent"), 6201 15th Avenue, Brooklyn, New York 11219, so as not to arrive later than 9:00 a.m. (Eastern Time) on May 12, 2015, or be provided, at the Meeting, to the chair of the Meeting (the "Chair of the Meeting"). If the Meeting is adjourned, forms of proxy must be deposited at the Agent 48 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the forms of proxy are to be used, or be provided, at the Meeting, to the Chair of the Meeting or any reconvened meeting.
The document appointing a proxy must be in writing and completed and signed by a Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a Shareholder must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similar appointment should so indicate and provide satisfactory evidence of such authority.
Your proxy is revocable. A Beneficial Holder that has given instructions to its nominee with respect to the voting of Common Shares may instruct the nominee to thereafter revoke the relevant proxy in accordance with the instructions provided to the Beneficial Holder by its bank, broker or other nominee. A registered Shareholder that has submitted a form of proxy may revoke the proxy: (i) by completing and signing a form of proxy bearing a later date and depositing it as aforesaid; or (ii) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (A) at the registered office of the Company at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting at the Meeting or any adjournment thereof.
Even if you plan to attend the Meeting, we encourage you to vote in advance so that your vote will be counted if you later decide not to attend the Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Meeting if you later decide to attend in person, subject to compliance with the foregoing requirements.
How Your Proxy Will be Voted; Discretionary Authority of Proxies
The persons named in the accompanying form of proxy will vote the Common Shares in respect of which they are appointed, on any ballot that may be called for, in accordance with the instructions of the Shareholder as indicated in the form of proxy. If a Shareholder signs and returns a proxy card, but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board, as follows:

•
FOR the election of Frederick J. Lynch, Jody L. Bilney, Robert J. Byrne, Peter R. Dachowski, Jonathan F. Foster, George A. Lorch, Rick J. Mills, Francis M. Scricco and John C. Wills to the Board to fill these positions as described under the heading "Election of Directors."

•
FOR, the approval, on an advisory basis, of the executive compensation paid by Masonite to its Named Executive Officers included in this Proxy Statement as described under the heading "Advisory Vote on Executive compensation."

•
FOR the appointment of Deloitte & Touche LLP ("Deloitte"), an independent registered public accounting firm, as auditors of the Company and to authorize the Board to fix the auditor’s remuneration as described under the heading "Appointment of Independent Registered Accounting Firm."

•
FOR the approval of the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan as described under the heading "Approval of the Amended and Restated 2012 Equity Incentive Plan."

If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in the Notice of Meeting and Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Meeting other than the proposals contained in the Notice of Meeting and Proxy Statement. If a Shareholder votes via the Internet or by telephone, his, her or its electronic vote authorizes the named proxies in the same manner as if the Shareholder signed, dated and returned a proxy card by mail.
Quorum; Votes Necessary to Pass Resolutions
Pursuant to the Articles of the Company, a quorum for the transaction of business at the Meeting is at least 3 persons who are, or who represent by proxy, unrelated Shareholders, holding in the aggregate at least 15% of the Common Shares entitled to be voted at the Meeting. For purposes of determining a quorum, abstentions and broker "non-votes" present in person or by proxy are counted as represented. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Under current New York Stock Exchange ("NYSE") rules, your broker will not have discretion to vote your uninstructed shares with respect to all of the proposals described herein other than Proposal 3 (appointment of Deloitte & Touche LLP as the auditors of the Company and Board authorization to fix its remuneration). Your broker will have discretion to vote your uninstructed shares on Proposal 3.
The matters being considered and voted on at the Meeting are subject to differing standards for approval as follows:

•
Proposal no. 1 is the election of directors. Each Shareholder may, in respect of each Common Share held, cast one vote with respect to each vacancy on the Board. There is no cumulative voting for the appointment of Directors. Each Shareholder should indicate its decision in respect of each nominee by voting "FOR" the nominee or "WITHHOLD" voting for the nominee. Those nominees receiving the most votes will be elected as Directors until all vacancies are filled. If the number of nominees for election is equal to the number of vacancies to be filled, then all such nominees will be declared elected by acclamation;

•
Proposal no. 2 (vote on executive compensation) is an ordinary resolution of the Shareholders, and will be considered approved upon an affirmative vote of a majority (in excess of 50%) of the votes cast on the matter by Shareholders at the meeting represented in person or by proxy. Notwithstanding the approval or non-approval of this resolution, it is advisory in nature and is non-binding;

•
Proposal no. 3 (appointment of Deloitte & Touche LLP as the auditors of the Company and Board authorization to fix its remuneration) is an appointment. Each Shareholder may cast a vote "FOR" or "WITHHOLD" voting for Deloitte as auditor, and their appointment is dependent on no other independent registered public accounting firm being put forward at the meeting and receiving more "FOR" votes than them;

•
Proposal no. 4 (vote on Amended and Restated 2012 Equity Incentive Plan) is an ordinary resolution of the Shareholders, and will be considered approved upon an affirmative vote of a majority (in excess of 50%) of the votes cast on the matter by Shareholders at the Meeting represented in person or by proxy.

Abstentions and broker "non-votes" will not be counted as votes cast and will not affect the voting results for any of the above-noted matters.
Solicitation of Proxies; Tabulation of Votes
The Company will bear the cost of soliciting proxies its behalf. Our directors, officers and employees may solicit proxies in person or by telephone, electronic transmission and facsimile transmission. We will not be specially compensating our directors, officers and employees for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Shares. American Stock Transfer & Trust Company, LLC will act as our Scrutineer at the Meeting and assist us in tabulating the votes.

ELECTION OF DIRECTORS (PROPOSAL 1)
At the Meeting, nine Directors are to be elected. Each of the nominees set forth below currently serves as a Director of Masonite. The nominees for Director receiving a plurality of the votes cast at the Meeting will be elected Directors. Each nominee elected as a Director will continue in office until the 2016 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. If any nominee becomes unable to serve, proxies may be voted for the election of such other person as the Board may designate.
The following table sets forth the names of, and certain information for, the individuals proposed to be nominated for election as Directors. The nominees make up the current Board of the Company. Biographies for each nominee, which include a summary of each nominee’s present principal occupation and recent employment history, are set out below.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE DESCRIBED BELOW AS DIRECTOR.

Name and Province of Residence	Principal Occupation	Date Appointed as a Director
FREDERICK J. LYNCH Tampa, FL	President and Chief Executive Officer of Masonite	June 2009

JODY L. BILNEY(3)(4) Louisville, KY	Senior Vice President, Chief Consumer Officer, Humana. Inc.	January 2014

ROBERT J. BYRNE(4) Orlando, FL	President, Power Pro-Tech Services, Inc.	June 2009

PETER R. DACHOWSKI(2)(4) Berwyn, PA	Senior Adviser, Graham Partners Corporate Director	July 2013

JONATHAN F. FOSTER(1)(4)(5) New York, NY	Managing Director of Current Capital LLC and Corporate Director	June 2009

GEORGE A. LORCH(2)(3)(4) Naples, FL	Corporate Director	June 2009

RICK J. MILLS(1)(4)(5) Nashville, TN	Corporate Director	September 2013

FRANCIS M. SCRICCO(2)(3)(4) Boston, MA	Corporate Director	June 2009

JOHN C. WILLS(1)(4) Aiken, SC	Corporate Director	June 2009

(1) Member of the Audit Committee.
(2) Member of the Human Resources and Compensation Committee.
(3) Member of the Corporate Governance and Nominating Committee.
(4) Independent member of the Board as defined under applicable NYSE listing standards.
(5) Audit Committee financial expert.

Biographies
The present principal occupations and recent employment history of each of the Directors nominated for election at the Meeting above are as follows:
Frederick J. Lynch, (age 50) has served as President of Masonite since July 2006 and as President and Chief Executive Officer of Masonite since May 2007. Mr. Lynch has served as a Director of Masonite since June 2009. Mr. Lynch joined Masonite from Alpharma Inc., where he served as President of the human generics division and Senior Vice President of global supply chain from 2003 until 2006. Prior to joining Alpharma Inc. in 2003, Mr. Lynch spent nearly 18 years at Honeywell International Inc. (formerly AlliedSignal Inc.), most recently as vice president and general manager of the specialty chemical business.
Jody L. Bilney, (age 53) has served as a Director of Masonite since January 2014. Ms. Bilney has served as the Senior Vice President and Chief Consumer Officer of Humana Inc. since April 2013. Prior to that, she served in various senior executive marketing roles with Bloomin’ Brands Inc. from 2006 through March 2013, most recently serving as Executive Vice President and Chief Brand Officer. Prior to joining Bloomin’ Brands, she held senior executive marketing positions with Openwave Systems, Inc., Charles Schwab & Co., Inc., and Verizon Communications, Inc.
Robert J. Byrne, (age 53) has served as a Director of Masonite since June 2009 and has been Chairman of the Board of Masonite since July 2010. Mr. Byrne is the founder and has served as the President of Power Pro-Tech Services, Inc., which specializes in the installation, maintenance and repair of emergency power and solar photovoltaic power systems since 2002. Power Pro-Tech is Mr. Byrne’s fourth start-up. His other entrepreneurial ventures have been in telecommunications, private equity and educational software. From 1999 to 2001, Mr. Byrne was Executive Vice President and Chief Financial Officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as Partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a Director of Orion Capital Partners. Mr. Byrne currently serves as a Director of NextEra Energy Partners, L.P.
Peter R. Dachowski, (age 66) has served as a Director of Masonite since July 2013. Mr. Dachowski spent 35 years with CertainTeed Corporation, a North American manufacturer of exterior and interior residential and commercial building envelope construction products, and its French parent company Saint-Gobain, most recently serving as CertainTeed’s Chairman and CEO from 2004 to 2011. Prior to rejoining CertainTeed, he served as President of Saint-Gobain’s worldwide insulation business. He was a member of Saint-Gobain’s Global Management Committee from 1994 to 2011. He was employed by The Boston Consulting Group as a Consultant and Engagement Manager from 1973 to 1976 after beginning his career as a Financial Analyst with the Treasury Department of Exxon Corporation in 1971. Mr. Dachowski is currently a Senior Advisor to Graham Partners, a middle-market private equity firm.
Jonathan F. Foster, (age 54) has served as a Director of Masonite since June 2009. Mr. Foster is the founder and Managing Director of Current Capital LLC, a private equity investing and management services firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified

Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002 he served as a Senior Managing Director of Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of ToysRUs.com, Inc. Previously, Mr. Foster was with Lazard for over ten years in various positions, including as a Managing Director. Mr. Foster is a Director of Lear Corporation, Chemtura Corporation and Berry Plastics Group, Inc.
George A. Lorch, (age 73) has served as a Director of Masonite since June 2009. Mr. Lorch spent over 37 years with Armstrong World Industries, Inc., which designs and manufactures flooring and ceilings. From 1993 to 1994 Mr. Lorch served as the Chief Executive Officer and President of Armstrong World Industries, Inc. and from 1994 to 2000, he served as Chairman, Chief Executive Officer and President. In 2000, he became Chairman and Chief Executive Officer of Armstrong Holdings, Inc. and upon retirement at the end of 2000, he was named Chairman Emeritus. Currently, Mr. Lorch serves as Lead Director of the board of Pfizer, Inc. and has been a member of their board since 2000. He is also currently a Director on the boards of WPX Energy and Autoliv Inc.
Rick J. Mills, (age 67) has served as a Director of Masonite since September 2013. Prior to his retirement in 2008, Mr. Mills spent over 37 years with Cummins, Inc., most recently serving as the Corporate Vice President and President of the Components Group from 2005 to 2008. Prior to that he served Cummins in a number of financial and operational roles, including Vice President and Group President of Filtration and Corporate Controller. Mr. Mills also currently serves as a Director of Commercial Metals Company and Flowserve Corporation.
Francis M. Scricco, (age 65) has served as a Director of Masonite since June 2009. Prior to joining our Board, Mr. Scricco was with Avaya, Inc., a global business communications provider, where he served as senior vice president, global services from March 2004 to February 2007 and subsequently as senior vice president, manufacturing, logistics and procurement until his retirement in October 2008. Prior to joining Avaya, Inc., he was employed by Arrow Electronics as its COO from 1997 to 2000 and then as its president and CEO from 2000 to 2002. Mr. Scricco’s first operating role was as a general manager for General Electric. He began his career with The Boston Consulting Group in 1973. Mr. Scricco is currently a Director of Tembec, Inc., an integrated forest products company, and Chairman of the Board of Visteon Corporation, a global automotive supplier.
John C. Wills, (age 61) has served as a Director of Masonite since June 2009. Mr. Wills retired from Masco Corporation in 2007 where as Group President he was responsible for their worldwide plumbing business. He started his career with Procter & Gamble Corporation and entered the building product industry in 1985 when he joined Moen Incorporated in Canada. He also has retail big box experience participating in the start-up of The Home Depot in Canada in 1991, which at the time was called Aikenhead’s Home Improvement Warehouse. Mr. Wills is currently a member of the boards of ACPI (formerly Armstrong Cabinets), Phillips Service Industries, Inc. and Global Emission Systems, Inc.

Director Qualifications
The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. Consistent with the Company’s Corporate Governance and Nominating Committee charter, in identifying candidates for membership on the Board, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.
When determining whether our current Directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on our longer-tenured Directors’ contributions to our success in recent years, the specific expertise that the more recently elected Directors have and are expected to continue to contribute, and on the information discussed in the biographies set forth under "Election of Directors-Biographies." With respect to Mr. Lynch, our Board considered in particular his current role as our Chief Executive Officer, his familiarity with our business operations, and his extensive management expertise. With respect to Mr. Foster, our Board considered in particular his experience as a Chief Financial Officer and member of the audit committee and board of directors of public companies, as well as his financial, investment banking and transactional experience. With respect to Mr. Byrne, our Board considered in particular his financial, investment banking and transactional experience and his proven entrepreneurial and operational skills in the industrial services industry. With respect to Mr. Dachowski, our Board considered in particular his extensive financial and building products industry experience. With respect to Mr. Lorch, our Board considered in particular his extensive management expertise and board experience at public companies, including serving as non-executive chairman of Pfizer and as a Director, Chairman and Chief Executive Officer of a public company in the building products industry. With respect to Mr. Mills, the Board considered his extensive management and financial experience in the manufacturing industry. With respect to Ms. Bilney, the Board considered her extensive marketing and branding experience with highly successful companies such as Humana Inc. With respect to Mr. Scricco, our Board considered in particular his extensive management experience, including as Chief Executive Officer of an electronics distribution business, his prior public-company board experience, his strategy consulting experience, and his familiarity with product marketing, distribution channels and branding. With respect to Mr. Wills, our Board considered in particular his sales and marketing experience in a large multiproduct public company in the building products industry and specifically his familiarity with big box retail customers such as The Home Depot.
Process for Shareholders to Recommend Director Nominees

Pursuant to its charter, the Corporate Governance and Nominating Committee will evaluate candidates for nomination to the Board, including those recommended by Shareholders on a substantially similar basis as it considers other nominees, as described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s name, age, business address and residential address, principal occupation or employment, and certain other information required by our Articles, to the attention of our Corporate

Secretary in accordance with our Articles and the Business Corporations Act (British Columbia) ("BCBCA"). Please note that our Articles require that timely notice be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting, in addition to other requirements. See “Shareholder Proposals For 2016 Annual Meeting” below. All recommendations for nomination received by the Corporate Secretary that satisfy the requirements of our Articles and the BCBCA relating to such director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS
Board Structure and Director Independence
Our business, property and affairs are managed under the direction of our Board, which has nine Directors. Our Board has determined, after considering all the relevant facts and circumstances, that all of the Directors other than Mr. Lynch, our President and Chief Executive Officer, are independent, as "independence" is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, Shareholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards to not be satisfied, and otherwise meet the NYSE listing standards. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees. We currently separate the roles of Chief Executive Officer and Chairman of the Board. This structure properly reflects our belief that our Shareholders’ interests are best served by the day-to-day management direction of the Company under Mr. Lynch, as President and Chief Executive Officer, together with the leadership of our Chairman of the Board, Mr. Byrne.
Meetings of the Board
In 2014 there were six meetings of the entire Board and 25 committee meetings. All incumbent Directors attended at least seventy-five percent (75%) or more of the meetings of the Board and of the committees on which they served. Absent extraordinary circumstances, we expect all Directors and nominees to attend our annual meetings of Shareholders. All Directors attended the 2014 Annual General Meeting of Shareholders.
Executive Sessions
As required by the NYSE listing standards, non-employee Directors meet by themselves, without management or employee-Directors present, at regularly scheduled in-person Board meetings, meetings of the committees of the Board and telephonic meetings, as appropriate. The Chairman of the Board, Mr. Byrne, or the Chair of the committee, as applicable, presides at these meetings.
Board Committees; Membership
We currently have the following committees: Audit Committee, Human Resources and Compensation Committee, and Corporate Governance and Nominating Committee, each of which has the responsibilities and composition described below. The Board has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board. All committee charters are available at our website, www.masonite.com, and available in print to any shareholder without charge, upon request to Masonite International Corporation, One Tampa City Center, 201 North Franklin Street, Suite 300, Tampa, FL 33602 Attention: Corporate Secretary, or by calling (800) 895-2723.
Audit Committee
The Audit Committee currently consists of Jonathan F. Foster (Chair), Rick J. Mills, and John C. Wills. The Audit Committee met ten times in 2014. Each member of our Audit Committee is independent under applicable NYSE listing standards and meets the standards for independence required by U.S. securities law requirements applicable to public companies, including Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Each member is financially literate under applicable NYSE listing standards and our Board has determined that each of Mr. Foster and Mr. Mills is qualified as an audit committee financial expert within the meaning of applicable SEC regulations. The Audit Committee oversees and evaluates and, where necessary or advisable, makes recommendations as to the quality and integrity of the financial statements of the Company, the internal control and financial reporting systems of the Company, the compliance by the Company with legal and regulatory requirements in respect of financial disclosure, the qualification, independence and performance of the Company’s independent auditors and the performance of the Company’s internal audit functions. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor (including oversight of the resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, subject to any applicable approvals required from our Board or our Shareholders.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee currently consists of Francis M. Scricco (Chair), Peter R. Dachowski and George A. Lorch. The Human Resources and Compensation Committee met nine times in 2014. Each member of our Human Resources and Compensation Committee is independent under applicable NYSE listing standards and qualifies as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation and succession planning for the executive officers and other managerial employees and the establishment and administration of employee benefit plans. The Human Resources and Compensation Committee also exercises all authority under the Company’s employee equity incentive plans, subject to any applicable approvals required from our Board or our Shareholders. The Human Resources and Compensation Committee may delegate its authority as it deems appropriate to a subcommittee composed of one or more members. The Human Resources and Compensation Committee has utilized Frederic W. Cook & Co. ("Cook & Co.") as its independent consulting firm since 2010. For a discussion concerning the processes and procedures for considering and determining executive and director compensation and the role of executive officers and the compensation consultant in determining or recommending the amount or form of executive and director compensation, see "Compensation Discussion and Analysis" beginning on page 21 and "Director Compensation" beginning on page 17.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of George A. Lorch (Chair), Francis M. Scricco and Jody L. Bilney. Mr. Dachowski was replaced on the Corporate Governance and Nominating Committee by Ms. Bilney when she joined the Board in January 2014. The Corporate Governance and Nominating Committee met six times in 2014. Each member of our Corporate Governance and Nominating Committee is independent under applicable NYSE listing standards. The Corporate Governance and Nominating Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to Director and Board committee nominations and corporate governance policies, oversees compliance with the Company’s ethics training and compliance programs, reviews policies with respect to risk assessment and risk management and provides oversight for risk management processes, and establishes and administers assessment of board, committee and individual Director performance.

Board Role in Risk Oversight
Management has responsibility for managing overall risk to the enterprise. A management risk committee meets quarterly to assess identified risks and steps being taken to appropriately mitigate risk. The Board has delegated to the Corporate Governance and Nominating Committee the primary responsibility for overseeing our risk management framework and methods for identifying and managing management’s adherence to the framework, including periodic review of the structure and effectiveness of our risk management committee. The Audit Committee reviews the guidelines and policies governing the process by which risk assessment and risk management are managed by management with the oversight of the Corporate Governance and Nominating Committee. The Audit Committee also reviews the Company’s major financial risk exposures and management’s actions to monitor and control such exposures. The Human Resources and Compensation Committee conducts a compensation plan risk assessment in order to ensure that our compensation plans focus on growth in shareholder value without incentivizing undue risk. Our Board receives reports from the committees and periodically assesses the enterprise-level risks that face the Company from a strategic point of view and reviews options for risk mitigation.
Corporate Governance Guidelines and Code of Ethics
Our Board has adopted corporate governance guidelines. Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Corporate Governance and Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to evolving best practices as appropriate. We have also adopted a Values Guide/Code of Conduct (the "Code of Conduct"), which applies to all of our Directors, officers and employees. We intend to post any amendments to or waivers from our Code of Conduct on our website to the extent applicable to our CEO, CFO, Corporate Controller, and any other officer who may function as a Chief Accounting Officer or a Director. Our Corporate Governance Guidelines, the Code of Conduct, and other information are available at our website, www.masonite.com, and such information is available in print to any Shareholder without charge, upon request to Masonite International Corporation, One Tampa City Center, 201 North Franklin Street, Suite 300, Tampa, FL 33602, Attention: Corporate Secretary, or by calling (800) 895-2723.

Compensation Committee Interlocks and Insider Participation
During fiscal 2014, Messrs. Scricco, Lorch, and Dachowski served on the Human Resources and Compensation Committee. During fiscal 2014, no member of our Human Resources and Compensation Committee was an employee or officer or former officer of Masonite or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Human Resources and Compensation Committee during fiscal 2014.
Certain Relationships and Related Party Transactions
The Company’s Related Person Transaction Policy defines a "Related Person Transaction" as any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A "transaction" includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships. A "Related Person" is (i) any person who is, or at any time since the beginning of the last fiscal year, was an executive officer, a director or a director nominee of the Company; (ii) a security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the Related Person Transaction; and (iii) a person who is an immediate family member of any of the foregoing persons (the term "immediate family" shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any of the foregoing persons).
Under the Related Person Transaction Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy by the Corporate Governance and Nominating Committee or by the disinterested members of the Board. In considering whether to approve or ratify any Related Person Transaction, the Corporate Governance and Nominating Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Human Resources and Compensation Committee of the Board or recommended by the Human Resources and Compensation Committee to the Board for its approval. In considering whether to approve or ratify any Related Person Transaction, the Corporate Governance and Nominating Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. There were no transactions, or currently proposed transactions, considered to be a Related Person Transaction since the beginning of our last fiscal year and through the date of this Proxy Statement.

Communications with Directors
Interested parties, including Shareholders, may contact the Chairman of the Board or one or more members of the Board or its committees by writing to them at: Board of Masonite International Corporation, c/o Masonite International Corporation, One Tampa City Center, 201 North Franklin Street, Suite 300, Tampa, Florida 33602.
Certain Legal Proceedings
As a result of a liquidity shortfall triggered by the unprecedented downturn in the U.S. housing and construction market that commenced in 2006, on March 16, 2009, Masonite and several affiliated Canadian companies, voluntarily filed to reorganize under the Company’s Creditors Arrangement Act in Canada in the Ontario Superior Court of Justice. In addition, Masonite and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. As such, our Director and Chief Executive Officer Mr. Frederick J. Lynch and our named executive officers, Lawrence W. Repar and Glenwood E. Coulter, Jr. served as executive officers of a company that filed a petition under the federal bankruptcy laws at or within two years prior to the time of the filing.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares. Based solely on a review of the copies of these reports received by us and on written representations from certain reporting persons, we believe that all such reports were submitted on a timely basis during fiscal 2014 except for one Form 4 reporting one equity award grant transaction for each of Messrs. Lynch, Erceg, Repar, Coulter, and Lewis and Gail N. Auerbach which was filed late.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables show the amount of our Common Shares beneficially owned as of March 6, 2015, by those known to us to beneficially own more than 5% of our Common Shares, by our Directors and named executive officers individually and by our Directors and all of our executive officers as a group.
The percentage of Common Shares outstanding provided in the tables are based on 30,106,742 shares outstanding as of March 6, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
5% Owners:
Except as otherwise indicated below, based solely on filings made under Sections 13(d) and 13(g) of the Exchange Act as of March 6, 2015, the only Shareholders known to us to beneficially own more than 5% of any class of our voting securities are:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Shares Directly or Indirectly Owned	Warrants Exercisable Within 60 days of March 6, 2015	Total Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Oaktree Capital Management, L.P. and certain affiliates(1)	2,436,585	545,653	2,982,238	9.7%
Hotchkis and Wiley Capital Management, LLC(2)	2,878,842	—	2,878,842	9.5%
12 West Capital Management, LP(3)	2,221,635	598,385	2,820,020	9.2%
Gilder, Gagnon, Howe & Co. LLC(4)	1,651,562	—	1,651,562	5.5%
BlackRock, Inc.(5)	1,720,062	—	1,720,062	5.7%
The Vanguard Group(6)	1,575,039	—	1,575,039	5.2%
Baron Capital Group, Inc. (7)	2,109,234	—	2,109,234	7.0%
Archer Capital Management, L.P. (8)	1,538,646	—	1,538,646	5.1%
The Carlyle Group L.P. and certain affiliates(9)	1,773,781	—	1,773,781	5.9%

(1)
Based on the most recently available Schedule 13G/A filed with the SEC on February 6, 2015, as of December 31, 2014, the number of shares reported includes: (a) warrants exercisable for 119,352 Common Shares over which OCM Opportunities Fund V, L.P. has sole voting and dispositive power; (b) warrants exercisable for 266,934 Common Shares over which OCM Opportunities Fund VI, L.P. has sole voting and dispositive power; (c) 400,839 Common Shares and warrants exercisable for 145,672 Common Shares over which OCM Opportunities Fund VII Delaware, L.P. has sole voting and dispositive power; (d) 3,518 Common Shares and warrants exercisable for 12,227 Common Shares over which OCM Opportunities Fund VIIb, L.P. has sole voting and dispositive power; (e) 423 Common Shares and warrants exercisable for 1,468 Common Shares over which OCM Opportunities Fund VIIb (Parallel), L.P. has sole voting and dispositive power; and (f) 2,031,805 Common Shares over which OCM Opportunities Fund VIIb Delaware, L.P. has sole voting and dispositive power. The mailing address for the holders listed above is c/o Oaktree Capital Group Holdings GP, LLC, 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

The general partner of OCM Opportunities Fund V, L.P. is OCM Opportunities Fund V GP, L.P. The general partner of OCM Opportunities Fund VI, L.P. is OCM Opportunities Fund VI GP, L.P. The general partner of OCM Opportunities Fund VII Delaware, L.P. is OCM Opportunities Fund VII Delaware GP Inc. The sole shareholder of OCM Opportunities Fund VII Delaware GP Inc. is OCM Opportunities Fund VII, L.P. The general partner of OCM Opportunities Fund VII is OCM Opportunities Fund VII GP, L.P. The general partner of OCM Opportunities Fund VII GP, L.P. is OCM Opportunities Fund VII GP Ltd. The general partner of OCM Opportunities Fund VIIb, L.P. and OCM Opportunities Fund VIIb (Parallel), L.P. is OCM Opportunities Fund VIIb GP, L.P. The general partner of OCM Opportunities Fund VIIb GP, L.P. is OCM Opportunities Fund VIIb GP Ltd. The general partner of OCM Opportunities Fund VIIb Delaware, L.P. is Oaktree Fund GP, LLC. The general partner of OCM Opportunities Fund V GP, L.P. and OCM Opportunities Fund VI GP, L.P., and the sole shareholder of each of OCM Opportunities Fund VII GP Ltd. and OCM Opportunities Fund VIIb GP Ltd., and the managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The sole director of OCM Opportunities Fund VII GP Ltd. and OCM Opportunities Fund VIIb GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Holdings, Inc. The managing member of Oaktree Holdings, LLC and the sole shareholder of Oaktree Holdings, Inc. is Oaktree Capital Group, LLC. The duly elected Manager of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings GP, LLC.

(2)
Based on the most recently available Schedule 13G filed with the SEC on February 13, 2015, as of December 31, 2014, the number of shares reported includes: (a) 2,,524,142 Common Shares over which Hotchkis and Wiley Capital Management, LLC ("HWCM") has sole voting power; and (b) 2,878,842 Common Shares over which HWCM has sole dispositive power. HWCN beneficially owns 354,700 Common Shares where certain clients have retained voting power over the Common Shares held. Accordingly, HWCM has the power to dispose of more Common Shares than it can vote. The mailing address for the holder listed above is 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017.

(3)
Based on the most recently available Schedule 13G/A filed with the SEC on February 17, 2015, as of December 31, 2014, the number of shares reported includes: (a) 1,471,347 Common Shares and warrants exercisable for 396,292 Common Shares over which 12 West Capital Fund LP ("12 West Onshore Fund") has sole voting and dispositive power; and (b) 750,288 Common Shares and warrants exercisable for 202,093 Common Shares over which 12 West Capital Offshore Fund LP ("12 West Offshore Fund") has sole voting and dispositive power. 12 West Capital Management LP ("12 West Management"), which serves as the investment manager to 12 West Onshore Fund and 12 West Offshore Fund, and Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possess sole voting and dispositive power with respect to Common Shares held by 12 West Onshore Fund and 12 West Offshore Fund. The mailing address for the holder listed above is 90 Park Avenue, 41st Floor, New York New York 10016.

(4)
Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2015, as of December 31, 2014, the number of shares reported includes: (a) 1,495,012 Common Shares held in customer accounts over which partners and/or employees of the Gilder, Gagnon, Howe & Co. LLC ("GGH") have shared dispositive power; (b) 26,068 Common Shares held in the account of the profit sharing plan of GGH over which GGH has sole voting and dispositive power; and (c) 130,482 Common Shares held in accounts owned by the partners of GGH and their families over which GGH has shared dispositive power. The mailing address for the holder listed above is 3 Columbus Circle, 26th Floor, New York, NY 10019.

(5)
Based on the most recently available Schedule 13G filed with the SEC on February 2, 2015, as of December 31, 2014, the number of shares reported includes (a) 1,663,235 Common Shares over which Blackrock Inc. ("Blackrock") has sole voting power; and (b) 1,720,062 Common Shares over which Blackrock has sole dispositive power. The mailing address for the holder listed above is 55 East 52nd Street, New York, NY 10022.

(6)
Based on the most recently available Schedule 13G filed with the SEC on February 11, 2015, as of December 31, 2014, the number of shares reported includes (a) 32,879 Common Shares over which The Vanguard Group ("Vanguard") has sole voting power and shared dispositive power; and (b) 1,542,160 Common Shares over which Vanguard has sole dispositive power. The mailing address for the holder listed above is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2015, as of December 31, 2014, the number of shares reported includes (a) 1,986,869 Common Shares over which BAMCO, Inc. ("BAMCO") has shared voting and dispositive power and (b) 122,365 Common Shares over which Baron Capital Management, Inc. ("BCM") has shared voting and dispositive power. BAMCO and BCM are subsidiaries of Baron Capital Group, Inc. ("BCG"). Ronald Baron owns a controlling interest in BCG. The mailing address for the holder listed above is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(8)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2015, as of December 31, 2014, the number of shares reported includes 1,538,646 Common Shares held by certain private investment funds (the “Funds”) over which Archer Capital Management, L.P. (“Archer”) has shared voting and dispositive power as the investment manager to the Funds. Canton Holdings, L.L.C. (“Canton”) is the general partner of Archer. Joshua A. Lobel and Eric J. Edidin are principals of Canton. The mailing address for the holder listed above is 570 Lexington Avenue, 40th Floor, New York, New York 10022.

(9)
Based on the most recently available Schedule 13G filed with the SEC on June 9, 2014, as of December 31, 2013, the number of shares reported includes (a) 1,714,183 Common Shares held by Carlyle Strategic Partners II, L.P., over which it has shared voting and dispositive power, and (b) 59,598 Common Shares held by CSP II Coinvestment, L.P., over which it has shared voting and dispositive power. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group CSP II, L.L.C., which is the general partner of CSP II General Partner, L.P., which is the general partner of each of Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. TC Group, L.L.C. is also the general partner of CSP General Partner, L.P., which is the general partner of Carlyle Strategic Partners, L.P. The mailing address for the holder listed above is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

Directors and Executive Officers:

	Number of Shares Beneficially Owned as of March 6, 2015
Name of Beneficial Owner(1)	Common Shares Directly or Indirectly Owned(2)	SARS Exercisable Within 60 Days of March 6, 2015(3)	Total Stock-Based Ownership(4)
Frederick J. Lynch	162,400	270,181	432,581
Robert J. Byrne	35,118	—	35,118
Jonathan F. Foster	8,678	—	8,678
George A. Lorch	30,761	—	30,761
Francis M. Scricco	19,761	—	19,761
John C. Wills	5,834	—	5,834
Jody L. Bilney	2,016	—	2,016
Rick J. Mills	2,564	—	2,564
Peter R. Dachowski	4,164	—	4,164
Mark J. Erceg	32,928	11,961	44,889
Lawrence P. Repar	6,495	39,339	45,834
Glenwood E. Coulter, Jr.	31,291	—	31,291
Robert E. Lewis	7,255	9,014	16,269
All directors and executive officers as a group (14 persons)	365,341	353,253	718,594

(1)
As of March 6, 2015 (i) no Director or executive officer beneficially owned more than 1% of the outstanding Common Shares of the Company other than Mr. Lynch who owned 1.42%, and (ii) the Directors and executive officers of the Company as a group beneficially owned approximately 2.36% of the Common Shares of the Company (including Common Shares they can acquire within 60 days). The address of each of our Directors and executive officers listed above is c/o Masonite International Corporation, One Tampa City Center, 201 North Franklin Street, Suite 300, Tampa, Florida 33602.

(2)
Includes the following number of Common Shares issuable upon the settlement of restricted stock units within 60 days of March 6, 2015: Mr. Lynch - 8,652; Mr. Erceg - 2,863; Mr. Repar - 3,607; Mr. Coulter - 2,290; and Mr. Lewis - 1,789. Also includes with respect to Mr. Byrne 35,118 Common Shares which are held in trust and, with respect to Mr. Wills, includes 5,834 Common Shares held by Jokaw Inc.

(3)
The number of Common Shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to SARs exercisable within 60 days of March 6, 2015. Since the SARs are settled in Common Shares, the table assumes that the SARs were converted to Common Shares using a price of $62.29 per Common Share, the closing price of our Common Shares on the NYSE on March 6, 2015.

(4)	These amounts are the sum of the number of shares shown in the prior columns.

DIRECTOR COMPENSATION
Mr. Lynch, our President and Chief Executive Officer, does not receive any additional compensation for serving on our Board. During, 2014, the annual Director compensation program was structured as follows:

•	Annual cash retainer: $100,000

•	Annual equity retainer: $40,000 ($105,000 for the Non-Executive Chairman of the Board)

•	No meeting fees (Board or Committee)

•	Additional Cash Retainer for Committee Chairs: $12,500

•	Additional Cash Retainer for the Non-Executive Chairman of the Board: $55,000

•	One-Time Equity Retainer for Newly Elected Directors: $100,000

All cash retainers are payable in equal installments at the beginning of each fiscal quarter. As indicated above, our non-employee Directors (other than the Non-Executive Chairman of the Board) also receive an annual equity retainer of restricted stock units (with the number of restricted stock units granted determined by dividing $40,000 by the fair market value of a Common Share on the grant date). The number of restricted stock units granted to the Non-Executive Chairman of the Board is determined by dividing $105,000 by the fair market value of a Common Share on the grant date. These grants are made annually immediately after a Director is re-elected to our Board and will vest on the first anniversary of the grant date, subject to the Director’s continued service on the Board through the vesting date. On December 2, 2014, after consulting with the Board’s compensation consultant, the Board determined to increase the annual equity retainer of restricted stock units made to our non-employee Directors (other than the Non-Executive Chairman of the Board) from $40,000 to $50,000 and to increase the annual equity retainer of restricted stock units made to the Non-Executive Chairman of the Board from $105,000 to $125,000, in each case effective with the award that is scheduled to be made after the Director is re-elected to our Board at the Meeting.

In addition, during 2014 newly elected members of the Board were entitled to receive a one-time grant of restricted stock units (with the number of restricted stock units granted determined by dividing $100,000 by the fair market value of a Common Share on the grant date) that vested on the first anniversary of the date on which the Director became a member of our Board, subject to the Director’s continued service on the Board through the vesting date. On December 2, 2014, after consulting with the Board’s compensation consultant, the Board determined to no longer make these one-time grants of restricted stock units to newly elected members of our Board.

All Directors are reimbursed for reasonable costs and expenses incurred in the attending meetings of our Board and its committees.

We have stock ownership guidelines that require each of our non-employee Directors to own meaningful equity stakes in Masonite to further align their economic interests with those of our Shareholders. Our stock ownership guidelines require that our non-employee Directors own common shares in an amount not less than three times the amount of their annual cash retainer. Compliance with these guidelines will be measured once per fiscal year on the last day of the first fiscal quarter. Restricted stock units count as shares for purposes of the guidelines. There is no particular date by which the requisite share ownership level must be achieved. However, until the required level of ownership is achieved, each non-employee Director must retain at least fifty percent of the number of shares acquired by the Director upon the settlement of any restricted stock units. All of our non-employee Directors, other than Mr. Mills and Ms. Bilney, currently own the requisite number of shares.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robert J. Byrne, Chairman	$155,000	$105,000	$260,000
Jody L. Bilney	$100,000	$154,904	$254,904
Peter R. Dachowski	$100,000	$40,000	$140,000
Jonathan F. Foster	$112,500	$40,000	$152,500
George A. Lorch	$112,500	$40,000	$152,500
Rick J. Mills	$100,000	$40,000	$140,000
Francis M. Scricco	$112,500	$40,000	$152,500
John C. Wills	$100,000	$40,000	$140,000

(1)
This column includes the annual cash retainers described above. Mr. Byrne received $55,000 for serving as non-executive Chairman of the Board. Mr. Foster received $12,500 for serving as chair of the Audit Committee. Mr. Lorch received $12,500 for serving as the chair of the Corporate Governance and Nominating Committee. Mr. Scricco received $12,500 for serving as the chair of the Human Resources and Compensation Committee.

(2)
On May 13, 2014, each non-employee Director then on the Board other than Mr. Byrne was awarded 771 restricted stock units and Mr. Byrne was awarded 2,024 restricted stock units under the Masonite International Corporation 2012 Equity Incentive Plan (the “2012 Plan”). On January 13, 2014 Ms. Bilney was awarded 2,016 restricted stock units under the 2012 Plan, representing her initial award upon joining the Board and a prorated amount of her annual equity retainer. The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock units computed in accordance with Accounting Standards Codification Topic 718 "Stock Compensation," as issued by the Financial Accounting Standards Board. The assumptions made when calculating the amounts are found in Note 8 to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014. As of December 28, 2014, the non-executive Directors held the following outstanding restricted stock units: Mr. Byrne – 2,024; Mr. Foster - 771; Ms. Bilney – 2,787; Mr. Lorch - 771; Mr. Scricco - 771; Mr. Wills - 771; Mr. Dachowski - 771; and Mr. Mills - 771.

COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee of the Board has reviewed and discussed the following section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Human Resources and Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 28, 2014.
Submitted by the Human Resources and Compensation Committee of the Company’s Board:
Francis M. Scricco (Chairman)
George A. Lorch
Peter R. Dachowski

EXECUTIVE COMPENSATION
Executive Summary
Our Business
We are a leading global designer and manufacturer of interior and exterior doors for the residential new construction; the residential repair, renovation and remodeling; and the non-residential building construction markets. Since 1925, we have provided our customers with innovative products and superior service at compelling values. As of December 28, 2014, we served more than 7,000 customers in 80 countries and had approximately 10,300 employees worldwide.
Executive Compensation Program Attributes
Our executive compensation program is supported by an underlying philosophy that compensation should attract and retain high caliber talent, reward performance and align with the interests of our Shareholders. We execute this philosophy by providing our executives with base salaries, cash bonus awards under our annual cash bonus plan, grants of a combination of performance-based and time-based equity awards under our long-term incentive program, severance and change in control benefits, and other employee benefits. To focus our named executive officers ("NEOs") on delivering both short- and long-term results, a significant amount of their target total direct compensation mix is weighted towards at-risk compensation.
Adoption of Compensation Best Practices
As part of our compensation philosophy, we have taken a number of actions to ensure a fair, balanced, and transparent executive compensation structure, including:

•	Payouts under our executive annual cash bonus plan (“Management Incentive Plan” or “MIP”) are based solely on our achievement of certain financial and operational performance goals;

•	We deliver a majority of our long-term incentive awards in the form of performance-vesting equity awards that are tied to the achievement of challenging financial objectives;

•	We adopted stock ownership guidelines for our NEOs to ensure that they maintain a significant investment in our Common Shares, thereby aligning their economic interests with those of our Shareholders;

•
We implemented "claw back" policies, revised in 2015, that enable us to recover equity-based and cash-based incentive compensation from our employees, including our NEOs, following either certain detrimental misconduct or certain financial misconduct that contributes to the Company’s financial or operational results used to determine cash or equity awards under our plans being misstated and, for equity-based compensation only, following an employee’s material violation of any restrictive covenants to which that employee is a party;

•
We have a policy that prohibits derivative transactions in our Common Shares, including: trading in puts, calls, covered calls, or other derivative products involving our securities; engaging in any hedging or monetization transaction with respect to our securities; or, holding company securities in a margin account or pledging our securities as collateral for a loan;

•	We do not have any plans or agreements that provide tax gross-ups under Section 280G of the Internal Revenue Code;

•
We no longer grant any equity awards that provide for "single trigger" vesting on or following a change of control. All awards now require a qualifying termination following a change of control ("a double trigger") in order to accelerate vesting; and

•	Our NEOs receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as providing newly hired executives with relocation benefits.

2014 Executive Compensation Highlights

•	Based on management’s recommendation, in fiscal year 2014 we approved base salary merit increases for certain of our NEOs after not granting merit increases in fiscal years 2012 and 2013.

•
Our 2014 MIP Adjusted EBITDA was $132.3 million which was less than the threshold level of $137.5 million, our MIP Net Revenue was $1,799.1 million which fell just short of the target level of $1,800.0 million and our Cash Conversion Cycle improved by 1.57 days which exceeded the threshold level of one day improvement. As a result, the MIP paid out at 30.3% of target.

•
In fiscal year 2014, we increased the portion of performance based awards expressed as a percentage of our total annual long-term incentive award program by 10%, such that 70% of Mr. Lynch’s restricted stock unit awards granted and 60% of each other NEO’s restricted stock unit awards granted were performance based. These equity awards require that we achieve certain pre-established performance levels based on 2016 performance of Adjusted EBITDA Margin and Return on Assets.

2014 Corporate Governance Highlights
Our Board is committed to maintaining sound governance practices and standards with respect to its oversight of our executive compensation program, including the following:

•
The Human Resources and Compensation Committee’s independent compensation consultant, Cook & Co., is retained directly by the Human Resources and Compensation Committee and performs no other services for us;

•	The Human Resources and Compensation Committee requested that Cook & Co. review our peer group for benchmarking executive compensation and we updated our compensation peer group following such review;

•	The Human Resources and Compensation Committee reviews employee compensation annually to confirm that such compensation does not encourage unnecessary risk-taking; and

•	The Human Resources and Compensation Committee has approved an equity grant policy that sets forth the timing and approvals required for equity grants.

Introduction to Compensation Discussion & Analysis
Our Compensation Discussion and Analysis ("CD&A") explains the philosophy and objectives of our compensation program and our process for setting compensation for our NEOs for the fiscal year ended December 28, 2014.
Our executive compensation program is overseen by the Human Resources and Compensation Committee. As discussed in greater detail below, we offer our NEOs a balanced compensation structure, comprised of the following components:

•	Annual base salary

•	Annual cash bonuses

•	Long-term equity incentive awards

•	Severance and change of control benefits

•	Other employee benefits

In making its decisions on an executive’s compensation, the Human Resources and Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals (but does not assign any specific weighting to any of the items considered).
Compensation Discussion & Analysis
Our Named Executive Officers
For the fiscal year ended December 28, 2014, the following individuals were our NEOs:

•	Frederick J. Lynch, our President and Chief Executive Officer

•	Mark J. Erceg, our Executive Vice President and Chief Financial Officer

•	Lawrence P. Repar, our Executive Vice President, Global Sales and Marketing and Chief Operating Officer

•	Glenwood E. Coulter, Jr., our Executive Vice President, Global Operations and Europe, and

•	Robert E. Lewis, our Senior Vice President, General Counsel and Corporate Secretary.

Executive Compensation Objectives
Our executive compensation programs are overseen by the Human Resources and Compensation Committee, which is comprised of Messrs. Francis M. Scricco (Committee chair), George A. Lorch and Peter Dachowski. The Human Resources and Compensation Committee consults with the Board of Directors in determining the compensation package of our Chief Executive Officer, and has ultimate responsibility for determining the compensation for all of the NEOs. In making its compensation decisions, the Human Resources and Compensation Committee considers, among other things, market data and trends, input from the Human Resources and Compensation Committee’s independent compensation consultant Cook & Co. (whose role is discussed below), and, with respect to the NEOs other than our Chief Executive Officer, the recommendations of our Chief Executive Officer (as discussed in more detail below).
The Human Resources and Compensation Committee is responsible for establishing and annually reviewing the overall compensation philosophy of the Company for its executive officers. The key principles guiding the Human Resources and Compensation Committee in making compensation determinations are:

•
We offer a total compensation program comprised of base salary and variable compensation (consisting of short-term cash and long-term equity components) linked to business goals, designed to attract, retain and motivate talented executives to deliver the Company’s financial and operating performance objectives and long-term vision.

•	To align the interests of management with those of our Shareholders, our pay mix is weighted in favor of at-risk compensation, both in the form of annual cash bonus and equity awards.

•	Pay for performance is an important concept of our compensation philosophy. Consistent with this focus, our compensation program includes annual cash incentives and long-term equity incentives.

Compensation Philosophy and Pay Mix
The Human Resources and Compensation Committee strives to provide pay opportunities that generally align within a competitive range to the market median (i.e., within 15% above or below the 50th percentile), as determined using both our peer group and national market survey data, and considers competitive compensation practices and other relevant factors such as experience, contribution, internal equity, and performance in setting each NEO’s target total direct compensation. Target total direct compensation represents the sum of target total cash compensation (base salary and target bonus) and target annual equity awards. Given our performance-based program, the actual amount of compensation realized will be contingent on our ability to perform against our pre-established performance goals and grow our stock price.

Our compensation policy provides for a mix of performance-based and guaranteed compensation elements and our Human Resources and Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is primarily designed to reward individual performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation, including performance-based and time-based awards.
The charts below illustrate the target total direct compensation for 2014 for Mr. Lynch and the average of the other four NEOs.

Prior Year’s Shareholder Advisory Vote
We believe that our stockholders recognize the positive attributes of our executive compensation program. We received strong support for our executive compensation from our stockholders at our 2014 annual general meeting of Shareholders, at which 99.8% of the votes cast on the “say on pay” proposal were in favor of the 2013 compensation for our NEOs.
Role of our Human Resources and Compensation Committee
The Human Resources and Compensation Committee makes compensation decisions for our NEOs after reviewing our performance for the preceding fiscal year, our short- and long-term strategies, and current economic and market conditions, and carefully evaluating each NEO’s performance during the preceding fiscal year against established organizational goals, leadership qualities, operational performance, business responsibilities, career with us, current compensation arrangements and long-term potential to enhance enterprise value. The Human Resources and Compensation Committee takes a holistic view in its assessment of executive compensation arrangements, taking into consideration the foregoing factors and shareholder considerations, not necessarily relying on any one factor exclusively in determining compensation for our NEOs. In making compensation decisions, the Human Resources and Compensation Committee receives advice from Cook & Co. and input from our Chief Executive Officer, as further discussed below.
Role of our Chief Executive Officer and Other Executive Officers
Our Chief Executive Officer reviews the base salaries of our NEOs (other than himself) on an annual basis and, if applicable, recommends base salary increases to the Human Resources and Compensation Committee, based on each NEO’s performance and responsibilities. Mr. Lynch confers with our Senior Vice President of Human Resources, Gail N. Auerbach, and together they consider applicable market data provided by Cook & Co. Mr. Lynch and Ms. Auerbach also provide the Human Resources and Compensation Committee with input regarding our annual cash incentive plan (as discussed below) and equity grants for executive officers, including but not limited to recommendations regarding eligibility for such grants and the size of the applicable grant (determined as a percentage of base salary). Additionally, Mr. Erceg provides input to Mr. Lynch and the Human Resources and Compensation Committee with respect to the financial performance aspects of our annual bonus plan and any performance-based equity awards. Although Mr. Lynch often attends meetings of the Human Resources and Compensation Committee, he recuses himself from those portions of the meetings related to his compensation. The Human Resources and Compensation Committee, in consultation with the Board of Directors, is exclusively responsible for determining any base salary increases and for making any other compensation decisions with respect to Mr. Lynch.
Role of Compensation Consultant
The Human Resources and Compensation Committee has utilized Cook & Co. as its independent consulting firm since 2010. Cook & Co. is engaged by, and reports directly to, the Human Resources and Compensation Committee. Cook & Co. provides our Human Resources and Compensation Committee with input and guidance on all components of our executive compensation program. Except for services provided to the Committee related to executive compensation and Board of Director pay, Cook & Co. did not provide any services to us during 2014. The Human Resources and Compensation Committee has evaluated whether any work performed by Cook & Co. raised any conflict of interest and determined that it did not.
Benchmarking
2013 Benchmarking Study
In 2013, the Human Resources and Compensation Committee engaged Cook & Co. to conduct a benchmarking study that the Human Resources and Compensation Committee considered as a factor in making executive compensation decisions in late 2013 and 2014. In conducting the benchmarking study, Cook & Co. utilized data from the same peer group of companies that had been used by the Human Resources and Compensation Committee to benchmark executive pay in 2011, as well as other market information from third-party surveys. The following companies were included in the 2011 peer group:

American Woodmark Corp	Libbey Inc.
Apogee Enterprises Inc.	Louisiana-Pacific Corp.
Armstrong World Industries	Smith (AO) Corp.
Gibraltar Industries Inc.	Universal Forest Products Inc.
Grace (WR) & Co.	USG Corp.
Griffon Corp	Valspar Corp.
Lennox International Inc.	Vulcan Materials Co.

Following this benchmarking study, it was determined that target total cash compensation of our NEOs was at or above the market median, but equity award values were significantly below the market median, and therefore, target total direct compensation was below the market median.
For purposes of determining the size of long-term incentive awards that were granted to our NEOs in February 2014 (as described below in the “Long-Term Equity Incentive Awards” section), the Human Resources and Compensation Committee considered the results of the 2013 benchmarking study as a factor. The other factors considered in making these grants (none of which were individually weighted) included individual performance levels and responsibilities and providing an appropriate long-term retention incentive for the NEOs.
In addition, the Human Resources and Compensation Committee approved base salary merit adjustments in 2014 for certain of the NEOs (as described below in the "Base Salary” section) after taking into consideration the results of the 2013 benchmarking study and the competitiveness of base salaries, as well as the fact that merit adjustments to base salaries were not made in 2012 and 2013.
2014 Peer Group Review and Benchmarking Study
In May 2014, the Human Resources and Compensation Committee engaged Cook & Co. to review the peer group used in benchmarking executive compensation, as the Company had recently become publicly listed in late 2013. In conducting this review, Cook & Co. examined the following general criteria: (i) operational fit reflecting companies in a similar industry and subject to similar economic opportunities and pressures as well as similar business and performance characteristics; (ii) financial scope reflecting companies of similar size and scale (with size for purposes of peer group development generally defined as 1/3 to 3 times Masonite’s revenue and market cap), in addition to relevant secondary measures such as total assets and net income; and (iii) competitors for talent reflecting companies with whom Masonite competes for executive talent and that operate in similar economic markets. Based on Cook & Co.’s review, the Human Resources and Compensation Committee approved the following list of companies as an appropriate peer group for benchmarking executive compensation:

American Woodmark Corp	Louisiana Pacific Corp.
Apogee Enterprises Inc.	Ply Gem Holdings, Inc.
Armstrong World Industries	Quanex Building Products
Fortune Brands Home & SEC	Smith (A O) Corp.
Gibraltar Industries Inc.	Universal Forest Prods Inc.
Griffon Corp	USG Corp.
Lennox International Inc.	Vulcan Materials Co.

In late 2014, the Human Resources and Compensation Committee engaged Cook & Co. to conduct a benchmarking study of our executive compensation based on the updated peer group as well as other market information from third-party surveys. The Human Resources and Compensation Committee plans to consider the results of the 2014 benchmarking study in making compensation decisions in 2015. The Human Resources and Compensation Committee intends to continue to strive to provide pay opportunities that generally align each NEO’s total direct compensation at the market median and expects that a significant portion of the NEO’s total compensation package will continue to be focused on rewarding long-term future performance through a combination of at-risk cash and equity incentive awards.

Elements of Our Executive Compensation Program
For 2014, our executive compensation program consisted of the following elements:
Base Salary
Base salary is designed to provide our NEOs with a fixed amount of income that is competitive in relation to the responsibilities of each NEO’s position. In 2014, the Human Resources Committee approved base salary merit adjustments for certain of the NEOs after taking into consideration the fact that base salary merit adjustments were not made in 2012 or 2013 and after considering prevailing market practices for executive merit adjustments and the results of the 2013 benchmarking study. Mr. Repar did not receive a merit adjustment in 2014 because the Human Resources and Compensation Committee determined that his base salary was already competitive in comparison to the market. The following table sets forth the 2014 base salary, 2013 base salary and percentage increase for each NEO:

Executive	2014 Base Salary	2013 Base Salary	% Increase
Frederick J. Lynch	$885,000	$850,000	4.1%
Mark J. Erceg	$465,000	$450,000	3.3%
Lawrence P. Repar	$630,000	$630,000	–
Glenwood E. Coulter, Jr.	$420,000	$400,000	5.0%
Robert E. Lewis	$390,000	$375,000	4.0%

Annual Cash Incentive Bonus
General
The compensation program for our NEOs includes our MIP. The MIP is a formulaic short-term incentive plan which provides executive officers with a cash bonus award based on the achievement of annual performance goals. The Human Resources and Compensation Committee approves the MIP each year, including the applicable performance goals, weighting, payout parameters and specific targets for each performance goal. Each fiscal year, Mr. Lynch, following discussions with Ms. Auerbach and Mr. Erceg, makes recommendations to the Human Resources and Compensation Committee for the MIP performance goals (and the applicable targets for achievement of each such performance goal at threshold, target and maximum levels of performance) applicable to all NEOs (including himself) as well as any proposed changes in the terms of the MIP for that fiscal year. The Human Resources and Compensation Committee considers these recommendations, as well as input from Cook &

Co. regarding both current incentive plan design trends and specific feedback regarding Mr. Lynch’s recommendations, in approving the MIP for each fiscal year. Mr. Lynch has no involvement in the determination of his MIP payout.
2014 Management Incentive Plan
After considering management’s recommendation and input from Cook & Co., the Human Resources and Compensation Committee determined that the 2014 MIP would focus on our ability to grow the top line (MIP Net Revenue), profitability (MIP Adjusted EBITDA), and our ability to improve (i.e., shorten) the cash conversion cycle (Cash Conversion Cycle) (each as defined in the "MIP Definitions and Reconciliation" section below). For fiscal year 2014, the MIP performance goals and the individual weighting assigned to each performance goal as a percentage of the applicable target bonus were established as follows:

Performance Goal	Weighting
MIP Net Revenue	20%
MIP Adjusted EBITDA	60%
Cash Conversion Cycle	20%
Total	100%

The table below shows the threshold, target and maximum MIP performance goals for fiscal year 2014:

Performance Goal	Threshold	Target	Maximum
MIP Net Revenue	$1,728 million	$1,800 million	$1,872 million
MIP Adjusted EBITDA	$137.5 million	$160 million	$172.5 million
Cash Conversion Cycle	1 day improvement	3 days improvement	5 days improvement

For 2014, the MIP also required achievement of a minimum MIP Adjusted EBITDA of $110 million in order for any MIP bonuses to be payable (even if the MIP Net Revenue and Cash Conversion Cycle performance goals are achieved at or above the threshold level). For 2014 the payout percentages for each performance goal for performance at threshold, target and maximum were set as follows:

Performance Goal	Payout at Threshold Performance Level	Payout at Target Performance Level	Payout at Maximum Performance Level
MIP Net Revenue	50%	100%	150%
MIP Adjusted EBITDA	50%	100%	150%
Cash Conversion Cycle	33%	100%	167%

Following the completion of the fiscal year, the MIP payout pool is calculated using data derived from the audited financial results. For each performance goal, performance between the threshold and target levels and between the target and maximum levels is determined using straight-line interpolation.
Additionally, for 2014, the Human Resources and Compensation Committee approved a pricing adder that would have resulted in the payout percentages under the MIP based on the achievement of MIP Net Revenue, MIP Adjusted EBITDA and Cash Conversion Cycle (as described above) being increased by up to 25%. The pricing adder was based on the Company’s achievement of certain levels of increased revenue from price increases on products sold during 2014 and, in order for the pricing adder to apply, the Company was required to achieve a minimum MIP Adjusted EBITDA of $150 million. Because the Company did not meet this minimum level of MIP Adjusted EBITDA in 2014, the pricing adder did not apply to bonuses payable under the MIP.
Based on performance against the pre-established performance goals the 2014 MIP bonus was calculated as follows:

Performance Goals	Financial Weighting	Actual Results	Plan Payout	Weighted Payout
MIP Net Revenue (($) millions)	20.0%	$1,799.1	99.4%	19.9%
MIP Adjusted EBITDA (($) millions)	60.0%	$132.3	0.0%	0.0%
Cash Conversion Cycle (days)	20.0%	1.57	52.1%	10.4%
				30.3%

The actual 2014 bonus payouts for each NEO were calculated by multiplying (1) his annual base salary, times (2) his target bonus percentage, times (3) the MIP payout percentage of 30.3%. Applying this formula, the bonuses paid to each NEO under the 2014 MIP were as follows:

Executive	Base Salary	Target Bonus as Percentage of Base Salary	2014 Overall Plan Payout Percentage	2014 Bonus
Frederick J. Lynch	$885,000	100%	30.3%	$268,155
Mark J. Erceg	$465,000	60%	30.3%	$84,537
Lawrence P. Repar	$630,000	60%	30.3%	$114,534
Glenwood E. Coulter, Jr.	$420,000	60%	30.3%	$76,356
Robert E. Lewis	$390,000	50%	30.3%	$59,085

The Human Resources and Compensation Committee approved an increase in Mr. Coulter’s MIP target bonus percentage from 50% to 60% for 2014 after considering the results of the 2013 benchmarking study which showed that Mr. Coulter was the only NEO with a short-term incentive target below the market median. Additionally, the Human Resources and Compensation Committee considered the scope and potential impact of Mr. Coulter’s duties and determined it was appropriate to raise his target bonus in order to align it with the bonus targets of Mr. Repar and Mr. Erceg under the MIP.
Bonuses earned under the 2014 MIP were paid in March 2015.
Long-Term Equity Incentive Awards
February 2014 Annual Long-Term Incentive Grant
The Human Resources and Compensation Committee believes that a significant portion of the equity awards granted to our executive officers should be earned based on the level of our performance pursuant to the financial and operating objectives described below. Tying a portion of the annual equity grants to our long-term performance serves to tie a greater portion of our NEOs’ compensation to the achievement of our financial and operating performance objectives and serves as a balance to the MIP, which measures our performance over a one-year period. For 2014, the Human Resources and Compensation Committee determined that 70% of the target equity value granted to Mr. Lynch (increased from 60% in 2013) and 60% of the target equity value granted to each of Messrs. Erceg, Repar, Coulter and Lewis, respectively (increased from 50% in 2013), would be in the form of restricted stock units subject to performance-based vesting conditions. The Human Resources and Compensation Committee believed a greater portion of each NEO’s annual equity award should be based on long-term performance and that an even greater portion of Mr. Lynch’s annual equity award should be earned based upon our long-term performance in light of his responsibilities for the Company as a whole.
After taking into consideration the results of the 2013 benchmarking study which showed that equity award values were significantly below the median, the Human Resources and Compensation Committee approved increased target values for long-term incentive grants in 2014 as follows:

Executive	2013 Target Equity Value as a Percentage of Base Salary	2014 Target Equity Value as a Percentage of Base Salary
Frederick J. Lynch	200%	300%
Mark J. Erceg	100%	150%
Lawrence P. Repar	90%	100%
Glenwood E. Coulter, Jr.	90%	100%
Robert E. Lewis	75%	100%

On February 24, 2014, the Human Resources and Compensation Committee granted to each of our NEOs an award consisting of the following number of restricted stock units: Mr. Lynch: 48,510; Mr. Erceg: 12,744, Mr. Repar: 11,511, Mr. Coulter: 7,674 and Mr. Lewis: 7,125. For Messrs. Erceg, Repar, Coulter and Lewis 40%, and for Mr. Lynch 30%, of the restricted stock units granted pursuant to each award are subject to time vesting requirements, and for Messrs. Erceg, Repar, Coulter and Lewis the remaining 60%, and for Mr. Lynch the remaining 70%, of the restricted stock units granted pursuant to each award are subject to performance vesting criteria.
December 2, 2014 Grant to Mr. Lewis
On December 2, 2014 the Human Resources and Compensation Committee approved an additional time-based award of 6,686 restricted stock units to Mr. Lewis in order to enhance the Company’s ability to ensure the retention of Mr. Lewis. These time-vesting restricted stock units vest over three years, with 25% vesting on the first anniversary of the date of grant, 25% on the second anniversary and 50% on the third anniversary.
Performance-Vesting Restricted Stock Units
One-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant subject to the level at which the 2016 Adjusted EBITDA Margin performance goal is achieved, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. The remaining one-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant subject to the level at which the Return on Assets (“ROA”) performance goal is achieved, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. In each case, straight-line interpolation will be used to determine the number of units that will vest if the level of achievement is between threshold and target or between target and maximum and any outstanding units that do not vest once the applicable level of performance has been determined will be automatically forfeited. For purposes of this grant, "Adjusted EBITDA Margin" means 2016 Adjusted EBITDA (as defined under the MIP except that acquisitions and divestitures are counted in the year of completion) divided by 2016 Net Revenue (as defined under the MIP except that acquisitions and divestitures are counted in the year of completion), and "ROA" means 2016 Adjusted EBITDA divided by total assets (as determined in accordance with generally accepted accounting principles). We believe that these performance targets will be challenging to achieve and will require substantial efforts from management in order to achieve them. Since only the target number of performance-vesting restricted stock units has been granted, additional shares will be issued upon vesting to the extent the level of performance achieved exceeds the target level.
Time-Vesting Restricted Stock Units
We grant a portion of the annual long-term incentive grant in the form of time-vesting restricted stock units to help build ownership as a newly public company and to aid in our ability to retain our management team over a longer time horizon. The time-vesting restricted stock units vest over three years, with 25% vesting on the first anniversary of the date of grant, 25% on the second anniversary and 50% on the third anniversary.
Each of the awards described above are subject to accelerated vesting under certain circumstances as described below in the "Potential Payments on Termination or Change in Control" section.
Timing of Equity Grants
As stated above, during 2014, the Human Resources and Compensation Committee approved an equity grant policy that sets forth the timing and approvals required for equity grants. Pursuant to this policy, the Human Resources and Compensation Committee typically makes annual awards of equity at its first scheduled meeting taking place after the release of earnings for the fourth fiscal quarter and the year (generally at the end of February), which meeting date is set in advance. The Board and the Human Resources and Compensation Committee have in the past made, and may in the future make, limited grants of equity on other dates in order to recognize or retain key employees, to compensate an employee in connection with a promotion, or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us. The Board and the Human Resources and Compensation Committee may make the foregoing “off-cycle” equity grants to employees who are below the executive zone on (i) the last business day prior to the 15th day of each month or (ii) the last business day of each month, whichever date first follows the applicable trigger date. Grants to newly hired or promoted executive zone employees are made at meetings of the Board or the Human Resources and Compensation Committee, as the case may be, at which such new hire or promotion is to be considered, and in accordance with applicable laws and regulations. Recognition or special retention grants to executive zone employees are made at meetings of the Board or the Human Resources and Compensation Committee, as the case may be, at which such recognition or special retention is to be considered, and in accordance with applicable laws and regulations.

The Human Resources and Compensation Committee has delegated to the CEO the authority to make limited “off-cycle” grants to employees below the executive zone level of the types and on the pre-established grant dates described above.
We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law.
Stock Ownership Guidelines
Effective as of July 1, 2012, we implemented stock ownership guidelines that require each of our NEOs and all of our other senior officers to own meaningful equity stakes in Masonite to further align their long-term economic interests with those of our Shareholders. Our stock ownership guidelines require that (1) our Chief Executive Officer owns Common Shares in an amount not less than five times his base salary and (2) all other executive officers (including our NEOs) own Common Shares in an amount not less than three times their respective base salaries. Compliance with these guidelines will be measured once per fiscal year on the last day of the first fiscal quarter. Vested stock appreciation rights and restricted stock units count as shares for purposes of the guidelines, but unvested stock appreciation rights do not count. To the extent performance-vesting restricted stock units are granted, such restricted stock units will only count towards the guideline when and if earned. There is no particular date by which the requisite share ownership level must be achieved. However, until the required level of ownership is achieved, each executive must retain at least fifty percent of the number of shares acquired upon the exercise of stock appreciation rights or the settlement of any restricted stock units (net of shares forfeited to pay any applicable exercise price and to satisfy any applicable tax withholding). All of the NEOs have achieved the required level of stock ownership.
Severance and Change in Control Benefits
Each NEO is entitled to receive severance benefits under the terms of his employment agreement upon either termination by us without cause or a resignation by the NEO for good reason. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Additionally, severance benefits allow our executives to focus on our objectives without concern for their employment security in the event of a termination.
The severance benefits provided upon a qualifying termination of an NEO’s employment in connection with a change in control are higher than severance benefits provided under other qualifying termination events, which is consistent with market practice. The Human Resources and Compensation Committee approved these enhanced change in control severance benefits because it considers maintaining a stable and effective management team to be important to protecting and enhancing the best interests of us and our Shareholders. To that end, the Human Resources and Compensation Committee recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management may result in the departure or distraction of management to the detriment of us and our Shareholders. Accordingly, the enhanced severance benefits have been put in place to encourage the attention, dedication and continuity of members of our management team to their assigned duties without the distraction that may arise from the possibility or occurrence of a change in control.

Other Compensation
We provide the following benefits to our NEOs on the same basis provided to all of our U.S. based employees:

•	medical, dental and vision insurance;

•	401(k) plan;

•	short- and long-term disability, life insurance, accidental death and dismemberment insurance;

•	health, limited purpose health and dependent care flexible spending accounts, healthcare saving account; and

•	various voluntary supplemental insurance products.

In addition, upon the hiring of a new executive, we may provide such executive with certain relocation benefits and each of our NEOs is eligible to participate in a non-qualified deferred compensation plan which permits him to defer base salary and/or bonuses.
We believe these benefits are consistent with those offered by companies with which we compete for employees.
Clawback Policies
Management Incentive Plan
We have implemented a clawback policy under the MIP, which provides that if an employee engages in (i) certain conduct during a plan year which is injurious to the Company or its reputation, (ii) illegal acts, theft, fraud, intentional misconduct or gross negligence related to the employee’s position with the Company or (iii) fraud, gross negligence, or intentional or willful misconduct that contributes to the Company’s financial or operational results that are used to determine the extent to which any MIP award is payable being misstated (regardless of whether we are required to prepare an accounting restatement) that is discovered during or within three years after the relevant plan year, the employee will forfeit his or her right to any MIP award for that plan year and will be required to return to us any amounts relating to previously paid MIP awards for such plan year. The plan administrator of the MIP is responsible for determining whether a recoverable event has occurred based on relevant facts and circumstances. The compensation recovery will be in addition to any other remedies available to the Company for any such behavior.
Equity Incentive Plans
The award agreements under the 2009 Plan and the 2012 Plan provide that if we determine that a participant has materially violated any of his or her covenants regarding confidentiality, non-disclosure of confidential information and, during the applicable period of time following such participant’s termination of employment as specified in such award agreement, non-competition and non-solicitation of employees, then the following will result:

•	any outstanding awards, whether vested or unvested, will immediately be terminated and forfeited for no consideration;

•
if shares of stock have already been distributed to the participant but the participant no longer holds some or all of such shares, the participant must repay us, in cash, an amount equal to the sum of (i) the total amount of any cash previously paid to the participant in respect of the award and (ii) the total amount of any value received by the participant upon any sale of the shares; and

•
if shares of stock have been distributed to the participant and the participant continues to hold some or all of the shares, the participant will transfer such shares to the company for no consideration.

Additionally, equity awards granted under the 2012 Plan after December 31, 2014 are subject to a revised clawback policy with terms that are substantially similar to the clawback policy in effect for cash-based incentive compensation under the MIP as described above.

Accounting and Tax Implications
As a general matter, the Human Resources and Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

We account for stock-based compensation in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 Compensation - Stock Compensation, which requires us to recognize compensation expense for share-based payments. The Human Resources and Compensation Committee takes into account FASB ASC Topic 718 in determining the amounts of long-term incentive grants to executives and employees, awarding both stock appreciation rights and restricted stock units.

Internal Revenue Code Section 162(m) (as interpreted by IRS Notice 2007-49) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, "grandfather" provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. The Human Resources and Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Human Resources and Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise and to pay bonuses in any amount, including discretionary bonuses or bonuses with performance goals that are different from those under the MIP.

The Company may rely on the exemption from Section 162(m) afforded to it by the grandfather provisions described above for compensation paid pursuant to the Company’s pre-existing plans (including the 2012 Plan). In addition, the Amended and Restated Plan has been designed to permit the Human Resources and Compensation

Committee to grant awards thereunder which are intended to qualify as “qualified performance-based compensation” under Section 162(m). See “Approval of the Amended and Restated 2012 Equity Incentive Plan.”

MIP Definitions and Reconciliation
The definitions for each of the financial performance goals for purposes of the 2014 MIP are as follows:
"Adjusted EBITDA" is defined as net income (loss) attributable to Masonite adjusted to exclude depreciation; amortization; share based compensation expense; loss (gain) on disposal of property, plant and equipment; asset impairment; registration and listing fees; restructuring costs; interest expense (income), net; other expense (income), net; income tax expense (benefit); loss (income) from discontinued operations, net of tax; and net income (loss) attributable to non-controlling interest. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Masonite is included on page 102 of our Annual Report on form 10-K for the year ended December 28, 2014.
"MIP Net Revenue" is defined as net sales (as determined in accordance with generally accepted accounting principles), less net sales from any acquisitions or divestitures in the current year, plus or minus any changes to generally accepted accounting principles and other adjustments for unusual and nonrecurring events approved by the Human Resources and Compensation Committee or our Board of Directors, and plus or minus the impact of foreign exchange rate fluctuations versus prior year.
"MIP Adjusted EBITDA" is defined as Adjusted EBITDA, less Adjusted EBITDA from any acquisitions or divestitures in the current year, plus transaction costs (including fees and expenses) incurred related to acquisitions or divestitures, plus transaction costs (including fees and expenses) associated with debt or equity offerings, plus consulting fees related to non-budgeted Board initiatives undertaken in the current year, plus conversion costs for new retail business wins, plus or minus any changes to generally accepted accounting principles and other adjustments for unusual and nonrecurring events approved by the Human Resources and Compensation Committee or our Board of Directors, and plus or minus the impact of foreign exchange rate fluctuations versus prior year.
"Cash Conversion Cycle" is defined as year-ending Days on Hand (defined as ending inventory divided by trailing 12 months cost of goods sold times 365) plus year-ending Days Sales Outstanding (defined as ending accounts receivable divided by trailing 12 months net sales times 365), less year-ending Days Payable Outstanding (defined as accounts payable plus accrued expenses, divided by trailing 12 months cost of goods sold, times 365). Ending inventory, accounts receivable, accounts payable, net sales and cost of goods sold are determined in accordance with generally accepted accounting principles and adjusted for acquisitions or divestitures in the current year, plus or minus the impact of foreign exchange rate fluctuations, and plus or minus any changes to generally accepted accounting principles and other adjustments for unusual and nonrecurring events approved by the Human Resources and Compensation Committee or our Board of Directors. For purposes of the MIP, the performance goals for Cash Conversion Cycle are established as the number of days improvement from the prior year to the current year.

Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of our named executive officers for services provided to us during the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Frederick J. Lynch	2014	878,269		2,654,952	-	268,155	14,932	3,816,309
President and Chief Executive Officer	2013	850,000	-	1,700,000	606,163	878,050	13,856	4,048,069
	2012	850,000	-	2,234,624	-	850,000	12,026	3,946,650

Mark J. Erceg	2014	462,115		697,479	-	84,537	14,158	1,258,290
Executive Vice President and Chief Financial Officer	2013	450,000	-	450,001	130,493	278,910	13,668	1,323,072
	2012	450,000	50,000	467,377	-	315,090	13,000	1,295,467

Lawrence P. Repar	2014	630,000		629,997	-	114,534	25,203	1,399,734
Executive Vice President, Global Sales and Marketing and Chief Operating Officer	2013	630,000	-	567,005	130,493	390,474	24,320	1,742,292
	2012	625,000	75,000	597,248	-	437,625	43,456	1,778,329

Glenwood E. Coulter, Jr.	2014	416,154		419,998	-	76,356	15,963	928,471
Executive Vice President, Global Operations and Europe	2013	400,000	-	359,996	90,083	206,600	15,069	1,071,747
	2012	400,000	50,000	377,366	-	233,400	15,447	1,076,213

Robert E. Lewis(4)	2014	387,115		779,946	-	59,085	14,465	1,240,611
Senior Vice President, General Counsel and Corporate Secretary	2013	375,000	-	281,239	73,245	193,688	14,166	937,337

(1)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of restricted stock units granted in 2014, please see note 8 "Share Based Compensation Plans" in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in February 2014, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718. These restricted stock units are subject to achievement of the performance conditions as described in the heading above entitled "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2014 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units." The grant date fair value of the performance-vesting restricted stock units based on the maximum level of performance is as follows: Mr. Lynch, $3,716,933; Mr. Erceg, $837,041; Mr. Repar, $756,040; Mr. Coulter, $504,063; and Mr. Lewis, $467,942.

(2)
Amounts shown in this column represent performance-based cash incentive awards that were earned during the specified year and paid in the following year. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Annual Cash Incentive Bonus" for a description of the awards for fiscal year 2014.

(3)
Amounts shown in this column for 2014 include company contributions to our 401(k) plan of $13,000 respectively for each of the named executive officers; taxable fringe benefits paid by us for group term life insurance of $1,932 for Mr. Lynch, $1,158 for Mr. Erceg, $1,932 for Mr. Repar, $2,963 for Mr. Coulter and $1,465 for Mr. Lewis; and Canadian medical benefits paid by us of $10,271 for Mr. Repar. Such amount for Mr. Repar’s Canadian medical benefits has been converted to U.S. dollars using the Bloomberg exchange rate in effect on December 26, 2014 of 0.86 Canadian dollar per U.S. dollar.

(4)	Mr. Lewis was not a named executive officer prior to 2013.

Employment Agreements
Frederick J. Lynch
We entered into an "at will" employment agreement with Mr. Lynch, effective as of December 31, 2012 with a three-year term, pursuant to which he continues to serve as our President and Chief Executive Officer. Mr. Lynch’s base salary was increased from $850,000 to $885,000 in 2014 and he is eligible to earn an annual bonus targeted at 100% of his base salary, subject to the achievement of applicable performance goals.
Mark J. Erceg
We entered into an "at will" employment agreement with Mr. Erceg, effective as of December 31, 2012 with a three-year term, pursuant to which he continues to serve as our Executive Vice President and Chief Financial Officer. Mr. Erceg’s base salary was increased from $450,000 to $465,000 in 2014 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.
Lawrence P. Repar
We entered into an "at will" employment agreement with Mr. Repar, effective as of November 1, 2012 with a three-year term, pursuant to which he continues to serve as our Executive Vice President, Global Sales and Marketing, and Chief Operating Officer. Mr. Repar’s base salary is $630,000 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.
Glenwood E. Coulter, Jr.
We entered into an "at will" employment agreement with Mr. Coulter, effective as of November 1, 2012 with a three-year term, pursuant to which he continues to serve as our Executive Vice President, Global Operations and Europe. Mr. Coulter’s base salary was increased from $400,000 to $420,000 in 2014 and he is eligible to earn an annual bonus targeted at 60% of his base salary which was increased from 50% to 60% in 2014, subject to the achievement of applicable performance goals.

Robert E. Lewis
We entered into an "at will" employment agreement with Mr. Lewis, effective as of November 1, 2012 with a three-year term, pursuant to which he continues to serve as our Senior Vice President, General Counsel and Corporate Secretary. Mr. Lewis’ base salary was increased from $375,000 to $390,000 in 2014 and he is eligible to earn an annual bonus targeted at 50% of his base salary, subject to the achievement of applicable performance goals.
All of our NEOs are eligible to participate in our Deferred Compensation Plan (as discussed in greater detail below) and all of our employee benefit plans, including the 401(k) plan. Messrs. Lynch, Erceg, Coulter and Lewis are entitled to four weeks of vacation per year and Mr. Repar is entitled to five weeks of vacation per year. In addition, all of our NEOs are subject to covenants, during the term of their employment and for a period of 24 months thereafter, not to (i) engage in any business that competes with us, (ii) solicit customers, or (iii) solicit or hire our employees.

Grants of Plan Based Awards for 2014

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)
NAMED EXECUTIVE OFFICER
	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Frederick J. Lynch
Annual Cash Bonus	-	412,410	885,000	1,357,590	-	-	-
Performance-Vesting Restricted Stock Units	02/24/14	-	-	-	16,979	33,957	67,914
Time-Vesting Restricted Stock Units	02/24/14	-	-	-	-	-	-
Mark J. Erceg
Annual Cash Bonus	-	130,014	279,000	427,986	-	-	-
Performance-Vesting Restricted Stock Units	02/24/14	-	-	-	3,824	7,647	15,294
Time-Vesting Restricted Stock Units	02/24/14	-	-	-	-	-	-
Lawrence P. Repar
Annual Cash Bonus	-	176,148	378,000	579,852	-	-	-
Performance-Vesting Restricted Stock Units	02/24/14	-	-	-	3,454	6,907	13,814
Time-Vesting Restricted Stock Units	02/24/14	-	-	-	-	-	-
Glenwood E. Coulter, Jr.
Annual Cash Bonus	-	117,432	252,000	386,568	-	-	-
Performance-Vesting Restricted Stock Units	02/24/14	-	-	-	2,303	4,605	9,210
Time-Vesting Restricted Stock Units	02/24/14	-	-	-	-	-	-
Robert E. Lewis
Annual Cash Bonus	-	90,870	195,000	299,130	-	-	-
Performance-Vesting Restricted Stock Units	02/24/14	-	-	-	2,138	4,275	8,550
Time-Vesting Restricted Stock Units	02/24/14	-	-	-	-	-	-
Time-Vesting Restricted Stock Units	12/02/14	-	-	-	-	-	-

Grants of Plan Based Awards for 2014 (continued)

NAMED EXECUTIVE OFFICER	ALL OTHER STOCK AWARDS NUMBER OF SHARES OR UNITS (#) (3)	ALL OTHER OPTION AWARDS NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
Frederick J. Lynch
Annual Cash Bonus	-	-	-	-
Performance-Vesting Restricted Stock Units	-	-	-	1,858,467
Time-Vesting Restricted Stock Units	14,553	-	-	796,486
Mark J. Erceg
Annual Cash Bonus	-	-	-	-
Performance-Vesting Restricted Stock Units	-	-	-	418,520
Time-Vesting Restricted Stock Units	5,097	-	-	278,959
Lawrence P. Repar
Annual Cash Bonus	-	-	-	-
Performance-Vesting Restricted Stock Units	-	-	-	378,020
Time-Vesting Restricted Stock Units	4,604	-		251,977
Glenwood E. Coulter, Jr.
Annual Cash Bonus	-	-	-	-
Performance-Vesting Restricted Stock Units	-	-	-	252,032
Time-Vesting Restricted Stock Units	3,069	-		167,966
Robert E. Lewis
Annual Cash Bonus	-	-	-	-
Performance-Vesting Restricted Stock Units	-	-	-	233,971
Time-Vesting Restricted Stock Units	2,850	-	-	155,981
Time-Vesting Restricted Stock Units	6,686	-	-	389,994

(1)
The amounts set forth in the "Threshold," "Target" and "Maximum" columns above indicate the threshold, target and maximum amounts for each of the NEOs under our 2014 MIP. The actual payouts were approved by the Human Resources and Compensation Committee on February 24, 2015 and are included in the "Non- Equity Incentive Plan Compensation column" on the Summary Compensation Table. Amount in these columns reflects a bonus target of 100% of base salary for Mr. Lynch, 60% of base salary for Messrs. Erceg, Repar and Coulter, and 50% of base salary for Mr. Lewis.

(2)
The amounts set forth in the "Threshold," "Target" and "Maximum" columns above correspond to the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2016 Adjusted EBITDA Margin and Return on Assets performance measures at the specified threshold, target and maximum levels, respectively. Subject to achievement of the applicable performance measure, the performance-vesting restricted stock units are scheduled to vest on the third anniversary of the date of grant. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2014 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units" for a description of the performance-vesting restricted stock units and the applicable performance measures.

(3)
The time-vesting restricted stock units are scheduled to vest over 3 years, with 25% vesting on the first anniversary of the date of grant, 25% on the second anniversary and 50% on the third anniversary.

(4)
Amounts in this column reflect the grant date fair value of performance-vesting and time-vesting restricted stock units granted in February 2014 to each NEO and time-vesting restricted stock units granted in December 2014 to Mr. Lewis in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of such awards, please see note 8 "Share Based Compensation Plans" in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014. The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in February 2014, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718. These restricted stock units are subject to achievement of the performance conditions as described in the heading above entitled "Compensation Discussion and

Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2014 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units." The grant date fair value of the performance-vesting restricted stock units based on the maximum level of performance is as follows: Mr. Lynch, $3,716,933; Mr. Erceg, $837,041; Mr. Repar, $756,040; Mr. Coulter, $504,063; and Mr. Lewis, $467,942.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Options/SARs
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Frederick J. Lynch	212,785	-		-	13.64	07/09/19
	64,426	-		-	19.06	12/12/19
	65,781	21,927	(1)	-	20.19	07/05/21
	-	72,000	(2)	-	32.68	08/06/23

Mark J. Erceg	8,849	8,849	(1)	-	20.19	07/05/21
	-	15,500	(2)	-	32.68	08/06/23

Lawrence P. Repar	15,009	-		-	13.64	07/09/19
	13,414	-		-	19.06	12/12/19
	21,766	7,255	(1)	-	20.19	07/05/21
	-	15,500	(2)	-	32.68	08/06/23

Glenwood E. Coulter, Jr.	15,159	-		-	19.06	12/12/19
	13,931	4,643	(1)	-	20.19	07/05/21
	-	10,700	(2)	-	32.68	08/06/23

Robert E. Lewis	12,500	12,500	(8)	-	17.37	04/15/22
	-	8,700	(2)	-	32.68	08/06/23

Outstanding Equity Awards at 2014 Fiscal Year-End (continued)

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Frederick J. Lynch	60,715	(3)	3,693,901	77,214	(4)	4,697,700
Mark J. Erceg	20,567	(5)	1,251,296	17,189	(4)	1,045,779
Lawrence P. Repar	24,800	(6)	1,508,832	18,930	(4)	1,151,701
Glenwood E. Coulter, Jr.	14,994	(7)	912,235	12,239	(4)	744,621
Robert E. Lewis	15,767	(9)	959,264	10,239	(4)	622,941

(1)	Represents the unvested portion of stock appreciation rights granted on July 5, 2011, the remaining twenty-five percent (25%) of which vested on December 31, 2014.

(2)	Stock appreciation rights granted on August 6, 2013 are scheduled to cliff vest on August 6, 2016.

(3)
Represents the unvested portion in the aggregate of: (i) 3,000 restricted stock units granted to Mr. Lynch on March 15, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (ii) 20,000 restricted stock units granted to Mr. Lynch on May 30, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (iii) 77,825 restricted stock units granted to Mr. Lynch on December 5, 2012, which vest as to thirty-three percent (33%) on December 5, 2013, thirty-three percent (33%) on December 5, 2014, and thirty-three percent (33%) on December 5, 2015; (iv) 28,838 restricted stock units granted to Mr. Lynch on February 25, 2013, which vest as to fifty percent (50%) on May 1, 2014, thirty percent (30%) on May 1, 2015, and twenty percent (20%) on May 1, 2016.; and (v) 14,553 restricted stock units granted to Mr. Lynch on February 24, 2014, which vest as to twenty-five percent (25%) on February 24, 2015, twenty-five percent (25%) on February 24, 2016, and fifty percent (50%) on February 24, 2017.

(4)
Represents the unvested portion in the aggregate of performance-vesting restricted stock units granted in February 2013 and February 2014 which are scheduled to vest on May 1, 2016 and February 24, 2017 respectively, subject to achievement of the applicable Adjusted EBITDA Margin and Return on Assets at the end of the 2015 fiscal year for the February 2013 awards and achievement of the applicable Adjusted EBITDA Margin and Return on Assets at the end of the 2016 fiscal year for the February 2014 awards. Amounts shown in this column represent the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2015 and 2016 Adjusted EBITDA Margin and Return on Assets performance measures at the target levels, respectively. The maximum number of shares that may be earned by each NEO are as follows: Mr. Lynch, 154,428; Mr. Erceg, 34,378; Mr. Repar, 37,860; Mr. Coulter, 24,478; and Mr. Lewis, 20,478. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2014 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units" for a description of the performance-vesting restricted stock units and the applicable performance measures.

(5)
Represents the unvested portion in the aggregate of: (i) 1,000 restricted stock units granted to Mr. Erceg on March 15, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (ii) 10,000 restricted stock units granted to Mr. Erceg on May 30, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (iii) 15,898 restricted stock units granted to Mr. Erceg on November 1, 2012, which vest as to fifty percent (50%) on November 1, 2014, and fifty percent (50%) on November 1, 2015; (iv) 9,542 restricted stock units granted to Mr. Erceg on February 25, 2013, which vest as to fifty percent (50%) on May 1, 2014, thirty percent (30%) on May 1, 2015, and twenty percent (20%) on May 1, 2016.; and (v) 5,097 restricted stock units granted to Mr. Erceg on February 24, 2014, which vest as to twenty-five percent (25%) on February 24, 2015, twenty-five percent (25%) on February 24, 2016, and fifty percent (50%) on February 24, 2017.

(6)
Represents the unvested portion in the aggregate of: (i) 2,000 restricted stock units granted to Mr. Repar on March 15, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (ii) 10,000 restricted stock units granted to Mr. Repar on May 30, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (iii) 22,371 restricted stock units granted to Mr. Repar on November 1, 2012, which vest as to fifty percent (50%) on November 1, 2014, and fifty percent (50%) on November 1, 2015 (iv) 12,023 restricted stock units granted to Mr. Repar on February 25, 2013, which vest as to fifty percent (50%) on May 1, 2014, thirty percent (30%) on May 1, 2015, and twenty percent (20%) on May 1, 2016.; and (v) 4,604 restricted stock units granted to Mr. Repar on February 24, 2014, which vest as to twenty-five percent (25%) on February 24, 2015, twenty-five percent (25%) on February 24, 2016, and fifty percent (50%) on February 24, 2017.

(7)
Represents the unvested portion in the aggregate of (i) 1,000 restricted stock units granted to Mr. Coulter on March 15, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (ii) 10,000 restricted stock units granted to Mr. Coulter on May 30, 2012, which vest as to fifty percent (50%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and twenty-five percent (25%) on July 1, 2015; (iii) 10,719 restricted stock units granted to Mr. Coulter on November 1, 2012, which vest as to fifty percent (50%) on November 1, 2014, and fifty percent (50%) on November 1, 2015; (iv) 7,633 restricted stock units granted to Mr. Coulter on February 25, 2013, which vest as to fifty percent (50%) on May 1, 2014, thirty percent (30%)

on May 1, 2015, and twenty percent (20%) on May 1, 2016.; and (v) 3,069 restricted stock units granted to Mr. Coulter on February 24, 2014, which vest as to twenty-five percent (25%) on February 24, 2015, twenty-five percent (25%) on February 24, 2016, and fifty percent (50%) on February 24, 2017.

(8)
Represents the unvested portion of stock appreciation rights granted on April 12, 2012, which vest as follows: twenty-five percent (25%) on July 1, 2013; twenty-five percent (25%) on July 1, 2014; and fifty percent (25%) on July 1, 2015.

(9)
Represents the unvested portion in the aggregate of (i) 6,500 restricted stock units granted to Mr. Lewis on March 15, 2012, which vest as to twenty-five percent (25%) on July 1, 2013, twenty-five percent (25%) on July 1, 2014, and fifty (50%) on July 1, 2015 (ii) 5,963 restricted stock units granted to Mr. Lewis on February 25, 2013, which vest as to fifty percent (50%) on May 1, 2014, thirty percent (30%) on May 1, 2015, and twenty percent (20%) on May 1, 2016; (iii) 2,850 restricted stock units granted to Mr. Lewis on February 24, 2014, which vest as to twenty-five percent (25%) on February 24, 2015, twenty-five percent (25%) on February 24, 2016, and fifty percent (50%) on February 24, 2017; and (iv) 6,686 restricted stock units granted to Mr. Lewis on December 2, 2014, which vest as to twenty-five percent (25%) on December 2, 2015, twenty-five percent (25%) on December 2, 2016, and fifty percent (50%) on December 2, 2017.

Option Exercises and Stock Vested for 2014
The following table provides information regarding the amounts received by our named executive officers upon the vesting of restricted stock units and the exercise of stock appreciation rights during the year ended December 28, 2014.

	OPTION AWARDS		STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Frederick J. Lynch	35,000	1,551,900	54,154	3,042,498
Mark J. Erceg	—	—	31,517	1,731,036
Lawrence P. Repar	204,727	8,813.240	22,868	1,229,867
Glenwood E. Coulter, Jr.	—	—	13,636	731,993
Robert E. Lewis	—	—	4,607	243,468

(1)
Value realized on exercise of stock appreciation rights is calculated based on the difference between the per share price of our stock at the time of exercise and the exercise price of such stock appreciation rights.

(2)	Value realized on vesting of restricted stock units is calculated by multiplying the number of restricted stock units that vested by the per share price of our stock on the applicable vesting date.
Nonqualified Deferred Compensation for 2014
The following table provides information regarding contributions, earnings and balances for our named executive officers under our nonqualified deferred compensation plan.

NAMED EXECUTIVE OFFICER	EXECUTIVE CONTRIBUTIONS IN 2014 ($)	AGGREGATE EARNINGS IN 2014 ($)	WITHDRAWALS/DISTRIBUTIONS IN 2014 ($)	AGGREGATE BALANCE AT DECEMBER 28, 2014 ($)
Frederick J. Lynch	219,567(1)	57,491(2)	—	781,244(3)
Mark J. Erceg	139,045(1)	16,848(2)	—	329,608(3)
Lawrence P. Repar	—	—	—	—
Glenwood E. Coulter, Jr.	104,038(1)	3,690(2)	—	107,728(3)
Robert E. Lewis	—	(16,220)(4)	317,476(5)	—

(1)
Represents the amounts that the NEO elected to defer in 2014 under the Deferred Compensation Plan. These represent compensation earned by the NEO in 2014, and are therefore also reported in the appropriate columns in the “Summary Compensation Table” for 2014 as described above.

(2)
Represents the net amounts credited to the account of the NEO under the Deferred Compensation Plan as a result of the performance of the securities in which the account was invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table” as described above.

(3)
Represents the amount of the NEO’s account balance under the Deferred Compensation Plan at the end of 2014. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in previous years are as follows:

Name	Aggregate Amounts Previously Reported ($)
Frederick Lynch	504,186
Mark J. Erceg	173,715
Lawrence P. Repar	—
Glenwood E. Coulter, Jr.	—
Robert E. Lewis	333,696

(4)
Represents the loss of value of 5,632 shares of common stock underlying restricted stock units held that were settled on March 17, 2014, as determined from December 29, 2013 through March 17, 2014. This grant of restricted stock units, dated April 15, 2012, was reported as compensation for Mr. Lewis in the “Stock Awards” column of the Summary Compensation Table for 2012 based on the grant date fair value computed in accordance with FASB ASC Topic 718.

(5)	Represents the fair market value of 5,632 shares of common stock underlying restricted stock units that were settled on March 17, 2014 after having vested in full on February 27, 2013.

Deferred Compensation Plan
The Masonite International Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) is an unfunded non-qualified deferred compensation plan that permits certain key employees to defer a portion of their compensation to a future time. Eligible employees may elect to defer a portion of their base salary, bonus and/or restricted stock units and eligible directors may defer a portion of their director fees or restricted stock units under the Deferred Compensation Plan. All contributions to the plan on behalf of the participant are fully vested (other than restricted stock unit deferrals which remain subject to the vesting terms of the applicable equity incentive plan) and are placed into a grantor trust, commonly referred to as a "rabbi trust." Although we are permitted to make matching contributions under the terms of the Deferred Compensation Plan, we have not elected to do so. The Deferred Compensation Plan invests the contributions in diversified securities from a selection of investments chosen by the participants who may periodically reallocate the assets in their respective accounts. Participants are entitled to receive the benefits in their accounts upon separation of service or upon a specified date, with benefits payable as a single lump sum or in annual installments. In the event of a change in control, each participant’s account will be distributed in the form of a single lump-sum payment on the second anniversary of the change in control, unless such participant elects, during the 12 month period beginning on the change in control, to receive a single lump-sum payment or installments commencing on either (i) any specified date that is at least 5 years after the second anniversary of the change in control or (ii) the seventh anniversary of the change in control.
Potential Payments on Termination or Change in Control
NEO Employment Agreements
The employment agreements entered into with each of our NEOs entitle them to receive the payments and benefits described below upon each termination and change in control event described below.

Frederick J. Lynch
Termination without cause or with good reason, other than in connection with a change in control
If Mr. Lynch’s employment is terminated by us other than for cause (as defined below) or disability (as defined below), or if he resigns for good reason (as defined below), and such termination is not in connection with a change in control, he will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and

•	continued payment of his base salary for 24 months; and

•
continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to his date of termination (i.e., at active employee rates).

Termination without cause or for good reason in connection with a change in control
In the event Mr. Lynch’s employment is terminated by us other than for cause or disability, or by Mr. Lynch for good reason, either during the two-year period following a change in control or if his employment is terminated at the request of a third party or otherwise arises in anticipation of a change in control, he will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and

•	a lump sum payment equal to two times the sum of his base salary and the average amount of his annual bonuses earned during the two calendar years immediately preceding the date of termination; and

•
continued participation in our medical, dental and hospitalization coverage for 24 months on the same terms and conditions as immediately prior to his date of termination (i.e., at active employee rates).

If any payments or benefits provided to Mr. Lynch in connection with a change in control occurring after January 1, 2014 are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for Mr. Lynch.
Termination upon expiration of the term

If Mr. Lynch’s employment terminates as a result of the expiration of the term, Mr. Lynch will be entitled to receive:

•	continued payment of his base salary for 24 months; and

•
continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to his date of termination (i.e., at active employee rates).

All Other NEOs
Termination without cause or with good reason, other than in connection with a change in control

If the employment of Messrs. Erceg, Repar, Coulter or Lewis is terminated by us other than for cause or disability (as defined below), or if any such NEO resigns for good reason (as defined below), and such termination is not in connection with a change in control, he will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he or she would have been paid if he or she had remained employed by us; and

•	continued payment of base salary for 24 months; and

•
continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).

Termination without cause or for good reason in connection with a change in control

In the event the employment of Messrs. Erceg, Repar, Coulter or Lewis is terminated by us other than for cause or disability, or by such NEO for good reason, either during the two year period following a change in control (as defined above) or if such NEO’s employment is terminated at the request of a third party or otherwise arises in anticipation of a change in control, he or she will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he or she would have been paid if he or she had remained employed by us; and

•	a lump sum payment equal to two times the sum of base salary and the average amount of such NEO’s annual bonuses earned during the two calendar years immediately preceding the date of termination; and

•
continued participation in our medical, dental and hospitalization coverage for 24 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).

If any payments or benefits provided to Messrs. Erceg, Repar, Coulter or Lewis in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the

Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for such executive.
Termination upon expiration of the term

If Messrs. Erceg, Repar, Coulter Lewis’ employment terminates as a result of the expiration of the term, each such NEO will be entitled to receive:

•	continued payment of base salary for 24 months; and

•
continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to his or her date of termination (i.e., at active employee rates).

Release

All severance payments to our NEOs are subject to the execution and non-revocation of an effective release in our favor.
Definitions
For purposes of all of the employment agreements:
"cause" is generally defined as:

•	conviction of, or plea of no contest to a felony (other than in connection with a traffic violation);

•	the NEO’s continued failure to substantially perform his or her material duties under the employment agreement;

•	an act of fraud or gross or willful material misconduct; or

•	a material breach by the NEO of the restrictive covenants of the employment agreement.

"change in control" means:

•	an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);

•	an acquisition of more than 30% of our voting securities in one or a series of related transactions during any 12-month period (other than acquisition from or by us);

•	certain changes in a majority of the board of directors;

•
a merger or consolidation of the Company other than a merger or consolidation in which the Company is the surviving entity (other than a recapitalization in which no person or entity acquires more than 50% of our voting securities) ; or

•
a sale or disposition of at least 40% of the total gross fair market value of our assets, other than a sale or disposition of all or substantially all of our assets to a person or entity that owns more than 50% of our voting securities.

•
"disability" is generally defined as the NEO being unable to perform his material duties under the employment agreement due to illness, physical or mental disability or other similar incapacity that continues for 180 consecutive days or 240 days in any 24-month period.

"good reason" is generally defined as:

•	any material diminution or material adverse change to the applicable NEO’s title, duties or authorities;

•	a reduction in the NEO’s base salary or target bonus, except for a base salary reduction of up to 10% as part of across-the-board reductions in base salary for all senior executives;

•	a material adverse change in the applicable NEO’s reporting responsibilities or the assignment of duties substantially inconsistent with his or her position or status with the Company;

•	a relocation of the NEO’s primary place of employment to a location more than 25 miles further from his or her primary residence than the current location of the Company’s offices;

•	any material breach by the Company of the material provisions of the employment agreement or any other agreement with the Company or its affiliates;

•	the failure of any successor of the Company to assume in writing the obligations under the employment agreement; or

•
any material diminution in the aggregate value of employee benefits provided to the NEO on the effective date of the employment agreement; however, if such reduction occurs at any time other than within the 2 year period following a change in control, such NEO will not have good reason for across-the-board reductions in benefits applicable to all senior executives.

NEO Equity Award Agreements
The equity award agreements governing the outstanding restricted stock units and stock appreciation rights held by the NEOs provide for certain accelerated vesting of the underlying award, as summarized below:

Change in Control

For purposes of the 2012 Plan and the 2009 Plan and the applicable equity award agreements, a "change in control" generally has the same meaning as set forth in the employment agreements with the NEOs as described above.
Awards Granted Prior to July 2, 2013

All unvested restricted stock units and stock appreciation rights granted under the 2009 Plan and granted prior to July 2, 2013 under the 2012 Plan will become fully vested on the six month anniversary of a change in control if the participant is continuously employed by the Company through such date. However, if the participant’s employment is terminated without "cause" (as defined above for the NEOs) during such six-month period, any such unvested awards will become fully vested on the termination date. With respect to any performance-based restricted stock units, if such change in control occurs on or before the end of the applicable performance period, the number of units subject to such accelerated vesting will be counted at target, and if such change in control occurs after the end of the applicable performance period, the number of units subject to such accelerated vesting will be determined based on the Company’s actual performance against the applicable performance goal.
Awards Granted On or After July 2, 2013

With respect to all unvested restricted stock units and stock appreciation rights granted on or after July 2, 2013, if within 30 days prior or 24 months following the completion of a change in control or at any time prior to a change in control at the request of a prospective purchaser whose proposed purchase would constitute a change in control upon its completion, the participant’s employment is terminated either without "cause" or by the participant for "good reason" (each as defined above for the NEOs), any such awards will become fully vested on the date of such termination of employment.
Death or Disability

If a participant’s employment is terminated due to death or disability, all awards will become fully vested (except for certain stock appreciation rights granted on July 5, 2011 which are not subject to accelerated vesting upon death or disability and all of which were vested as of December 28, 2014). With respect to any performance-based restricted stock units, the number of units subject to such accelerated vesting will be counted at target.
For purposes of the 2012 Plan and the 2009 Plan and the applicable equity award agreements, a "disability" generally means the inability of a participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
The following table sets forth, for each of our NEOs the amount of the severance payments and benefits and the accelerated vesting of the restricted stock units and stock appreciation rights that the NEO would have been entitled to under the various termination and change in control events described above, assuming they had terminated employment on December 28, 2014.

Summary of Potential Payments upon Termination and/or Change of Control
The following sets forth, for each of our NEOs the amount of the severance payments and benefits and the accelerated vesting of the restricted stock units and stock appreciation rights that the NEO would have been entitled to under the various termination and change in control events described above, assuming they had terminated employment on December 28, 2014.

		Cash Severance		Pro-Rata Bonus(1)	Health and Welfare Benefits(2)	Accelerated Vesting of RSUs(3)	Accelerated Vesting of SARs(4)	Total
		($)		($)	($)	($)	($)	($)
Frederick J. Lynch	Without Cause/For Good Reason Without a CIC	1,770,000	(6)	268,155	17,369	—	—	2,055,524
	Without Cause/For Good Reason in connection With a CIC	3,498,050	(7)	—	34,737	8,391,600	2,918,853	14,843,240
	Termination upon Expiration of the Employment Agreement	1,770,000	(6)	—	17,369	—	—	1,787,369
	Death or Disability	—		—	—	8,391,600	2,918,853	11,310,453

Mark J. Erceg	Without Cause/For Good Reason Without a CIC	930,000	(6)	84,537	16,508	—	—	1,031,045
	Without Cause/For Good Reason in connection With a CIC	1,524,000	(7)	—	33,016	2,297,075	796,192	4,650,283
	Termination upon Expiration of the Employment Agreement	930,000	(6)	—	16,508	—	—	946,508
	Death or Disability	—		—	—	2,297,075	796,192	3,093,267

Lawrence P. Repar	Without Cause/For Good Reason Without a CIC	1,260,000	(6)	114,534	16,508	—	—	1,391,042
	Without Cause/For Good Reason in connection With a CIC	2,088,099	(7)	—	33,016	2,660,533	731,396	5,513,044
	Termination upon Expiration of the Employment Agreement	1,260,000	(6)	—	16,508	—	—	1,276,508
	Death or Disability	—		—	—	2,660,533	731,396	3,391,929

Glenwood E. Coulter, Jr.	Without Cause/For Good Reason Without a CIC	840,000	(6)	76,356	12,201	—	—	928,557
	Without Cause/For Good Reason in connection With a CIC	1,280,000	(7)	—	24,402	1,656,856	490,050	3,451,308
	Termination upon Expiration of the Employment Agreement	840,000	(6)	—	12,201	—	—	852,201
	Death or Disability	—		—	—	1,656,856	490,050	2,146,906

Robert E. Lewis	Without Cause/For Good Reason Without a CIC	780,000	(6)	59,085	16,246	—	—	855,331
	Without Cause/For Good Reason in connection With a CIC	1,137,797	(7)	—	32,492	1,582,205	788,367	3,540,861
	Termination upon Expiration of the Employment Agreement	780,000	(6)	—	16,246	—	—	796,246
	Death or Disability	—		—	—	1,582,205	788,367	2,370,572

(1)	Represents the full annual cash performance bonus amount for 2014.

(2)
Represents the value of continued health and welfare benefits at active employee rates, based upon the NEO’s benefit election as of December 28, 2014, for a period of 12 months upon a termination without cause or for good reason without a change in control or due to expiration of the employment agreement, or 24 months upon a termination without cause or for good reason with a change in control, as applicable.

(3)
Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of restricted stock units that receive accelerated vesting as a result of the applicable termination of employment, by (y) the closing stock price on December 26, 2014 of $60.84. The value of accelerated performance-vesting restricted stock units is calculated assuming that the applicable performance measures are achieved at the target levels.

(4)
Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to stock appreciation rights that receive accelerated vesting as a result of the applicable termination of employment, by (y) the difference between the closing price per share of our common stock on December 26, 2014 of $60.84, and the applicable exercise price of the stock appreciation right.

(5)	Represents a cash severance amount equal to 24 months of base salary.

(6)
Represents a cash severance amount equal two times (2x) the sum of base salary and the average amount of the NEO’s annual cash performance bonuses earned during the two calendar years immediately preceding the calendar year in which the date of termination occurred (i.e., 2013 and 2012).

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
In considering their vote, we urge Shareholders to review the information on our compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis on pages 21 to 50, as well as the discussion regarding the Human Resources and Compensation Committee on page 10.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding. Although this resolution is non-binding, the Board and the Human Resources and Compensation Committee value the opinions of our Shareholders and will review and consider the voting results when making future compensation decisions for our NEOs. We currently intend to hold this vote annually. The next such vote will be held at the Company’s 2016 annual general meeting.
We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified NEOs.
The text of the resolution in respect of Proposal no. 2 is as follows:
RESOLVED, that, the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in "Corporate Governance; Board and Committee Matters - Board Committees; Membership - Audit Committee" on page 10 of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with Deloitte & Touche LLP ("Deloitte"), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 "Communications with Audit Committees." In addition, the Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 28, 2014 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board:
Jonathan F. Foster (Chair)
Rick J. Mills
John C. Wills

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

Our consolidated financial statements for the fiscal year ended December 28, 2014 have been audited by Deloitte & Touche LLP, independent auditors. On the recommendation of the Audit Committee, the Board recommends the appointment of Deloitte as the independent registered public accounting firm for the fiscal year ending January 3, 2016 and to authorize the Board to fix its remuneration for such term.
A representative of Deloitte is expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.
Service Fees Paid to the Independent Registered Public Accounting Firm
Deloitte & Touche LLP, based in the United States, began acting as our independent auditors with respect to the audit of our financial statements beginning with the 2012 fiscal year. Prior to that Deloitte LLP, based out of Canada, audited our financial statements, including for the 2011 fiscal year. The fees charged by Deloitte & Touche LLP and Deloitte LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 28, 2014 and December 29, 2013 were as follows:

	Deloitte & Touche LLP		Deloitte LLP
Type of Fees	2014 ($)	2013 ($)	2014 ($)	2013 ($)
Audit Fees	3,589,290	2,000,000	—	—
Audit-Related Fees	47,983	320,368	48,150	179,118
Tax Fees	186,493	—	—	—
All Other Fees	4,000	—	—	—
Totals	3,827,766	2,320,368	48,150	179,118

Independent Registered Public Accountants-Fee Information
Audit Fees
Fees for audit services in 2014 and in 2013 consisted of (a) audits of the Company’s annual consolidated financial statements (b) reviews of the Company’s quarterly condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and (c) annual stand-alone statutory audits.
Audit-Related Fees
Audit-related services principally include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements, or other filings that are not captured under "Audit Fees" above. In 2014 and 2013 these services included due diligence procedures and audits and accounting consultations related to acquisitions and our 2014 debt offering, procedures associated with required filings with the SEC made in connection with or as a result of our listing on the NYSE, and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules standards or interpretations by the SEC, FASB, and other regulatory or standard-setting bodies.

Tax Fees
Tax services in 2014 included the preparation of original and amended income tax, Value Added Tax (VAT), and other tax returns in various non-U.S. jurisdictions, advice and planning related to transfer pricing, and international income and other tax, VAT, and customs matters.
All Other Fees
Other fees in 2014 included various educational information on comprehensive authoritative accounting regulatory literature including webcasts, podcasts, websites, database subscriptions, checklists, research reports and similar tools.
The Audit Committee considered whether Deloitte & Touche LLP’s and Deloitte LLP’s provision of the above non-audit services is compatible with maintaining such firm’s independence and satisfied itself as to Deloitte & Touche LLP’s and Deloitte LLP’s independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific limit above which separate pre-approval is required. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permissible non-audit services and fees. The Chairman of the Audit Committee will report any action taken in this regard to the Audit Committee at the next scheduled Audit Committee meeting.
During the fiscal year ended December 28, 2014, 100% of services were pre-approved by the Audit Committee in accordance with this policy.
The Board requests that Shareholders approve the appointment of Deloitte and authorize the Board to fix Deloitte’s remuneration for such term. This appointment will be dependent on no other independent registered public accounting firm being put forward at the meeting and receiving more "FOR" votes than Deloitte. If this proposal is not approved, the BCBCA provides that the current auditors, Deloitte, will continue to act for the Company until such time as the Shareholders approve alternate auditors.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE AS AUDITORS TO SERVE UNTIL THE NEXT ANNUAL GENERAL MEETING OF THE COMPANY AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO FIX THE AUDITOR’S REMUNERATION.

APPROVAL OF THE AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN (PROPOSAL 4)

We are seeking the approval by our Shareholders of the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan (the “Amended and Restated Plan”), which amends and restates in its entirety the Masonite International Corporation 2012 Equity Incentive Plan (the “2012 Plan”), in order to further enable the Human Resources and Compensation Committee to grant awards thereunder that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amended and Restated Plan makes certain changes to the performance criteria on which performance goals may be based and the adjustments to such performance criteria for such awards, as described below.
The 2012 Plan was initially adopted by the Company’s Board of Directors (the “Board”) effective as of July 12, 2012 and amended on June 21, 2013 to increase the aggregate number of Common Shares available for issuance thereunder from 1,500,000 to 2,000,000. Upon the recommendation of the Human Resources and Compensation Committee, the Board unanimously approved the Amended and Restated Plan on February 23, 2015, subject to Shareholder approval. Shareholder approval of the Amended and Restated Plan, including the performance criteria therein, will constitute approval of the material terms of the performance goals under Section 162(m) of the Code.
Section 162(m) generally denies a tax deduction to any publicly held corporation for certain compensation paid to the chief executive officer and the three most highly paid executive officers, other than the chief executive officer and the chief financial officer, of the corporation (collectively, the “covered employees”) in a taxable year to the extent that compensation to a covered employee exceeds $1.0 million. However, certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires, among other things, that (i) the compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the Shareholders, and (iv) the compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.
Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights, which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date.
Notwithstanding these general requirements for qualified performance-based compensation, Section 162(m) of the Code contains a transition rule for compensation plans of corporations which were privately held and which became publicly held without an initial public offering, which generally provides that compensation paid under a plan that existed prior to the date on which the corporation became publicly held will not be subject to Section 162(m) of the Code until the earliest to occur of:

•	The first material modification of the plan;

•	The issuance of all of the shares of stock reserved for issuance under the plan;

•	The expiration of the plan; or

•
The first meeting of the corporation’s shareholders at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which the corporation becomes publicly held (the “Transition Date”).

Following the Transition Date, rights or awards granted under the plan, other than certain options and stock appreciation rights, will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code, unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by the Shareholders of the corporation. Thereafter, the Shareholders of the corporation must generally re-approve the material terms of the performance goals every five years in order to continue to qualify for the exemption for qualified performance-based compensation under Section 162(m) of the Code.
Since the Company became publicly held on September 9, 2013, the Company has relied on the exemption from Section 162(m) of the Code afforded by the transition rule described in the paragraph above for performance awards granted under the 2012 Plan. This transition rule, as it relates to the Company, expires at the 2015 Annual General Meeting of Shareholders. Therefore, we are submitting the Amended and Restated Plan, including the material terms of the performance goals, for Shareholder approval to further enable the Human Resources and Compensation Committee to grant awards thereunder that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.
The Board believes that it is in the best interests of the Company and its Shareholders for the Company to provide an incentive plan under which compensation awards made to covered employees can be deducted by the Company for federal income tax purposes. If Shareholders do not approve the Amended and Restated Plan, the Company may not be entitled to a tax deduction for some or all of the performance-based compensation paid to its covered employees under Section 162(m) of the Code.
We will continue to grant awards under the 2012 Plan using the shares available for issuance thereunder through the date of the Meeting. If the Amended and Restated Plan is not approved by our Shareholders, the Amended and Restated Plan will not become effective, the 2012 Plan will continue in effect, and we may continue to grant awards under the 2012 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Summary of the Amended and Restated Plan
The following is a summary of the material terms of the Amended and Restated Plan and is not a complete description thereof. The description in this Proposal is qualified in its entirety by reference to the full text of the Amended and Restated Plan. A copy of the Amended and Restated Plan is attached to this Proxy Statement as Appendix ”A” and you are advised to review the actual terms of the Amended and Restated Plan.
Purpose. The purpose of the Amended and Restated Plan is to enhance the profitability and value of the Company for the benefit of its Shareholders by enabling the Company to offer eligible individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s Shareholders.

Eligibility.  Awards under the Amended and Restated Plan may be granted to employees, consultants or non-employee directors of the Company or any of its affiliates, as determined by the Human Resources and Compensation Committee. As of December 28, 2014, approximately 133 current employees, our eight non-employee directors, and no consultants were participating in the Amended and Restated Plan.
Types of Awards. The types of awards that will be available for grant under the Amended and Restated Plan are as follows:

•	incentive stock options;

•	nonqualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	performance awards;

•	other stock-based awards; and

•	other cash-based awards.

Share Reserve.  The Amended and Restated Plan provides for an aggregate number of common shares without par value in the capital of the Company (“Common Shares”) available for awards granted thereunder equal to the sum of (i) 2,000,000 shares and (ii) the number of Common Shares subject to awards outstanding under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) as of the effective date of the 2012 Plan (the “Share Reserve”). The maximum number of Common Shares with respect to which incentive stock options may be granted is equal to the Share Reserve. The market price per share of our Common Shares as of March 12, 2015 was $65.11, the closing price on such date.
If any award under the Amended and Restated Plan expires, terminates, is forfeited or is cancelled, the associated shares will be available again for grant. Any awards settled in cash will not be counted against the foregoing maximum share limitations.
With respect to stock appreciation rights settled in Common Shares, upon settlement, only the number of Common Shares delivered to a participant will count against the aggregate and individual share limitations set forth above.
To the extent required by Section 162(m) of the Code for awards under the Amended and Restated Plan to qualify as “qualified performance-based compensation,” the following individual participant limitations shall apply: subject to certain adjustments as described below, (i) the maximum number of Common Shares subject to any award of stock options, stock appreciation rights, shares of restricted stock or other stock-based awards subject to the attainment of performance goals which may be granted during any fiscal year will be 300,000 shares per type of award and (ii) the maximum number of Common Shares for all types of awards granted during any fiscal year is 750,000 shares. The maximum value of a cash payment made under a performance-based award with respect to any fiscal year to any participant is $10,000,000. These limits did not apply during the transition period described above, but will apply commencing with the adoption of the Amended and Restated Plan.
Adjustments Upon Certain Events. In the event of a corporate transaction, such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, spinoff, stock dividend, subdivision, combination or reclassification of shares or similar change in capital structure, the Human Resources and Compensation Committee will make proportionate adjustments to the number and/or kind of shares that thereafter may be issued under the Amended and Restated Plan, the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding award granted under the plan, and/or the purchase price thereof. In the event of certain other corporate transactions, such as an extraordinary dividend, the Human Resources and Compensation Committee may adjust outstanding awards or make any other adjustments to the Amended and Restated Plan.
Administration of the Plan.  The Amended and Restated Plan is administered by the Human Resources and Compensation Committee, as authorized by the Board. The Human Resources and Compensation Committee has the authority to, among other things:

•	determine the type and number of awards to be granted and the terms and conditions of any award;

•	determine whether awards may be settled in cash, Common Shares or other awards; and

•	establish any rules, guidelines and practices as it may deem necessary or advisable to administer the Amended and Restated Plan.

Performance-Based Awards.  The Amended and Restated Plan permits the Human Resources and Compensation Committee to specify that an award or portion thereof is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion thereof will be a measure based on one or more of the performance criteria described below, as selected by the Human Resources and Compensation Committee and specified at the time the award is granted. However, nothing in the Amended and Restated Plan would require that awards granted thereunder be designated to satisfy the requirements under Section 162(m) of the Code for “qualified performance-based compensation” and the Human Resources and Compensation Committee may in its discretion grant or amend awards that may not be deductible by the Company.
The performance criteria to be utilized under the Amended and Restated Plan consist of one or more of the following which may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company (or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), or may be measured relative to the performance of a selected group of other companies, or a published or special index that the Human Resources and Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices:

•	gross or net revenue;

•	earnings per share of Common Shares (basic or diluted and/or before or after taxes);

•	net income (before or after taxes) per share of Common Shares;

•	profit (before or after taxes);

•	net earnings (before or after taxes);

•	net income (before or after taxes);

•	operating income;

•
cash flow or cash conversion measures (including, without limitation, operating cash flow, free cash flow, discounted cash flow, cash flow in excess of cost of capital, days on hand, days sales outstanding or days payable outstanding), which may but are not required to be measured on a per-share basis;

•	earnings before or after one or more of the following: interest, taxes, depreciation and/or amortization (including, without limitation, EBIT or EBITDA);

•	gross or net sales;

•	share price (including, without limitation, growth measures or total stockholder return, which may but are not required to be measured relative to assets or peers);

•	financial return measures (including, without limitation, return on assets, net assets, capital, employed capital, invested capital, equity, investment or sales);

•	measures of economic value added or other “value creation” metrics;

•	cost reduction targets;

•	objective measures of customer satisfaction or customer retention;

•	customer growth;

•	objective measures of employee satisfaction or employee retention;

•	gross or net margin (including, without limitation, EBITDA margin);

•	gross or net profit;

•	gross or net profit growth;

•	gross or net revenue growth;

•	asset growth;

•	market share or competitive market metrics;

•	cost of capital, debt leverage year-end cash position or book value, which may but are not required to be measured on a per-share basis;

•	dividend yield;

•	expenses, expense ratio management or general and administrative expense savings;

•	same-store sales or same-stores sales growth;

•	system-wide sales or system-wide sales growth;

•	traffic or customer counts;

•	productivity ratios;

•	new product sales or timely completion of new product rollouts;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations;

•	asset quality;

•	inventory control;

•	enterprise value;

•	timely launch of new facilities;

•	operating efficiency;

•	gross or net operating margin;

•	working capital;

•	license revenues;

•	royalty income;

•
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other objective offsets and adjustments as may be established by the Committee in accordance with this Exhibit A;

•	reduction in operating expenses;

•	comparisons of continuing operations to other operations;

•
objective measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets); or

•	any combination of the foregoing.

Without giving effect to the Amended and Restated Plan, the performance criteria to be utilized under the 2012 Plan are the same as described above, except with respect to: (i) measures of economic value added or other “value creation” metrics; (ii) gross or net profit or profit growth; (iii) asset growth; (iv) cost of capital, debt leverage, year-end cash position or book value, which may but are not required to be measured on a per-share basis; (v) dividend yield; (vi) productivity ratios; (vii) timely completion of new product rollouts; (viii) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; (ix) asset quality; (x) inventory control; (xi) enterprise value; (xii) timely launch of new facilities; (xiii) operating efficiency; (xiv) royalty income; (xv) comparisons of continuing operations to other operations; and (xvi) objective measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets), each of which were newly added pursuant to the Amended and Restated Plan.
Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code may be reduced on the basis of such further considerations as determined by the Human Resources and Compensation Committee in its sole discretion.
In addition, pursuant to the Amended and Restated Plan, the Human Resources and Compensation Committee may determine to adjust any of the performance criteria intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) to exclude, or adjust to reflect, the impact of an event or occurrence that the Human Resources and Compensation Committee determines should be appropriately excluded or adjusted, including:

•
reorganizations, restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20 (or any successor pronouncement thereto), “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

•
acquisitions or divestitures (including, without limitation, items related to the business operations of any entity acquired by the Company during the Performance Period, the disposal of a business or segment of a business, or discontinued operations that do not qualify as a segment of a business under applicable accounting standards);

•	financing activities;

•	items that are either outside of the scope of the Company’s core, on-going business activities or not within the reasonable control of the Company’s management;

•	acquired in-process research and development;

•	major licensing or partnership arrangements;

•	unusual or extraordinary corporate transactions, events or developments;

•	a change in tax law, accounting standards required by generally accepted accounting principles or other accounting principles, or other laws or regulatory rules affecting reported results;

•	asset impairment charges;

•	amortization of acquired intangible assets;

•	litigation or claim judgments or settlements;

•	share-based compensation expense;

•	any stock dividend, stock split, reverse stock split, combination or exchange of stock during the Performance Period;

•	foreign exchange gains and losses; or

•	any other unusual or nonrecurring events (or any objectively determinable category thereof) or changes in applicable law.

Without giving effect to the Amended and Restated Plan, the permitted adjustments to the performance criteria under the 2012 Plan are the same as described above only with respect to (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year and (ii) a change in tax law or accounting standards required by generally accepted accounting principles. In addition, the adjustment under the 2012 Plan relating to an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management has been deleted under the Amended and Restated Plan.
Stock Options.  The Human Resources and Compensation Committee may grant options to purchase Common Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Under the terms of our Amended and Restated Plan, the exercise price of the options will not be less than the fair market value of the Company’s Common Shares at the time of grant. No incentive stock option may be granted to a 10% stockholder of the Company unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option. The maximum term of an option granted under the Amended and Restated Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). Upon exercise of an option, the optionee may be permitted to pay the exercise price (i) in cash or check, (ii) as permitted by the Human Resources and Compensation Committee, by delivery of instructions to a broker to sell the shares otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (iii) by such other method acceptable to the Human Resources Compensation Committee, including by delivery of shares owned by the optionee or issuable upon exercise of the option. Options shall be subject to such terms established by the Human Resources and Compensation Committee and reflected in the award agreement.
Stock Appreciation Rights.   The Human Resources and Compensation Committee may grant stock appreciation rights independently of or in connection with an option grant. The exercise price of any stock appreciation right may not be less than the fair market value of the Company’s Common Shares on the date of grant. Generally, each stock appreciation right will entitle the grantee to receive payment of an amount equal to the excess of the fair market value of a share of Company Common Shares on the date of exercise over the exercise price of the stock appreciation right. Payment shall be made in shares or cash as determined by the Human Resources and Compensation Committee. Stock appreciation rights shall be subject to such terms established by the Human Resources and Compensation Committee and reflected in the award agreement.
Restricted Stock.  The Human Resources and Compensation Committee may grant restricted stock under the Amended and Restated Plan. The Human Resources and Compensation Committee will determine, in the applicable award agreement, the restrictions on transferability, the vesting conditions, the right to vote, the right to receive dividends and such other terms for each grant of restricted stock.
Other Stock-Based Awards (Including Restricted Stock Units) and Cash-Based Awards.  The Human Resources and Compensation Committee may also grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, including, but not limited to, Common Shares awarded purely as a bonus and not subject to restrictions or conditions, Common Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, restricted stock units, stock equivalent units and awards valued by reference to book value of Common Shares. The Human Resources and Compensation Committee may also grant cash-based awards. The term, purchase price, vesting conditions and other terms and conditions of such awards will be determined by the Human Resources and Compensation Committee in the applicable award agreement.
Transferability. No award or other benefit payable under the Amended and Restated Plan shall be transferable in any manner except as otherwise specifically provided by law or permitted by the Human Resources and Compensation Committee.
Change in Control.  In the event of a “change in control” (as defined in the Amended and Restated Plan), the Human Resources and Compensation Committee may provide for the (1) assumption or continuation of any awards, whether or not then vested, (2) purchase of any awards by the Company of an affiliate thereof for cash, or (3) termination of an option, stock appreciation right or other stock-based award upon the consummation of the change in control, but only if the participant has been permitted to exercise such award during a specified period of time prior to the change in control. Furthermore, at any time the Human Resources and Compensation Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award.
No Repricing without Shareholder Approval. The Amended and Restated Plan prohibits the Board from repricing options or stock appreciation rights, or cashing out any such awards other than in connection with a change in control or certain changes in capital structure as described above, without first obtaining the approval of our Shareholders.
Amendment and Termination.  The Amended and Restated Plan may be amended, suspended or terminated by the Board at any time; provided, that any amendment, suspension or termination which impairs the rights of a participant is subject to such participant’s consent and; provided further, that certain material amendments are subject to shareholder approval as required by applicable law or stock exchange rules. No awards may be granted under the Amended and Restated Plan after July 12, 2022.
Certain Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the Amended and Restated Plan and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. The following is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel.
Nonqualified Stock Options. If the award granted is a nonqualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the Common Shares on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon the disposition of such shares, any difference between the participant’s tax basis in the Common Shares and the amount realized on disposition of the shares is treated as capital gain or loss.
Incentive Stock Options. If the award granted is an “incentive stock option” (as described in Section 422 of the Code), no income is realized by the participant upon grant or exercise of the option and no compensation deduction is available to the Company at such times. If the Common Shares purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the Common Shares, at long-term capital gains rates. If the Common Shares purchased pursuant to the incentive stock option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the Common Shares at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any amount realized on the disposition by the participant in excess of the fair market value of the Common Shares at the time of exercise is taxed at capital gains rates.
Stock Appreciation Rights. The participant realizes no income at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the stock appreciation right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the Common Shares received by the participant, and the Company shall be entitled to a deduction of the same amount.
Restricted Stock Units. If the award granted is a restricted stock unit, the participant will not recognize any income for federal income tax purposes when restricted stock units are granted and no deduction is available to the Company at such time. When the restricted stock units vest and are settled, whether in shares or cash, ordinary income is realized by the participant in an amount equal to the fair market value of the shares of Common Shares delivered and any cash received. If the participant sells the shares of Common Shares delivered in respect of the restricted stock units, the participant generally will have a taxable capital gain (or loss). Because the participant will have recognized income when any stock was distributed, the amount of this gain (or loss) is the difference between the sale price and the fair market value of the stock on the date it was distributed.

Restricted Stock Awards.  In general, a participant will recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Shares acquired exceeds the price the participant paid, if any, for such restricted stock. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an election under Section 83(b) of the Code (an “83(b) election”). If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference, if any, between the fair market value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapse.
Section 162(m) of the Code. As described above, Section 162(m) generally denies a tax deduction to any publicly held corporation for certain compensation paid to the chief executive officer and the three most highly paid executive officers, other than the chief executive officer and the chief financial officer, of the corporation (collectively, the “covered employees”) in a taxable year to the extent that compensation to a covered employee exceeds $1.0 million. However, certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires, among other things, that (i) the compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders, and (iv) the compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.
 Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights, which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. In addition, if approved by our Shareholders, the Amended and Restated Plan will give the Human Resources and Compensation Committee the ability to grant other performance-based awards which are intended to qualify as “qualified performance-based compensation.”
Section 280G of the Code. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the recipient.
Section 409A of the Code. Certain awards under the Amended and Restated Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional income tax equal to 20% of the compensation required to be included in gross income, plus interest.
Anticipated Future Equity Awards
Except with respect to the annual grants to our non-employee directors, awards under the Amended and Restated Plan are subject to the discretion of the Human Resources and Compensation Committee, and the Human Resources and Compensation Committee has not made any determination with respect to future grants to any individuals under the Amended and Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the annual non-employee director grants.
As described above under “Director Compensation”, pursuant to our director compensation program:

•
During 2014 each of our non-employee directors who was newly appointed or elected as a non-employee director received an initial restricted stock unit award equal in number to $100,000 divided by the fair market value of a Common Share on the grant date. The grant date for each such award was the date of the director’s election or appointment. Generally, each restricted share unit award vests on the first anniversary of the grant date, subject to the director’s continued service on the Board through the vesting date. On December 2, 2014, after consulting with the Board’s compensation consultant, the Board of Directors decided to no longer make these initial restricted stock unit awards to newly elected members of our Board of Directors.

•
Each year, on the date of the annual general meeting of Shareholders, each non-employee director, other than the Non-Executive Chairman of the Board, who is elected to the Board, receives a restricted stock unit award equal in number to $40,000 (increased to $50,000 beginning with the 2015 annual general meeting) divided by the fair market value of a Common Share on the grant date. The Non-Executive Chairman of the Board receives a restricted stock unit award equal in number to $105,000 (increased to $125,000 beginning with the 2015 annual general meeting) divided by the fair market value of a Common Share on the grant date. The grant date for each such award will generally be the date of the annual general meeting. Each restricted stock unit award will vest on the first anniversary of the grant date, subject to the director’s continued service on the Board through the vesting date.

By way of background, please see the "Compensation Discussion and Analysis" and related compensation tables for a discussion of our executive compensation philosophy and for information regarding equity awards to our NEOs in fiscal year 2014. In addition, the table below sets forth the estimated awards of all types to be made under the Amended and Restated Plan during the fiscal year ending January 3, 2016.
New Plan Benefits
Under Amended and Restated Plan
in 2015 Fiscal Year

Name	Dollar Value ($)	Number of Shares/Units Covered by Awards
Frederick J. Lynch, President and Chief Executive Officer	(1)	(1)
Mark J. Erceg, Executive Vice President and Chief Financial Officer	(1)	(1)
Lawrence P. Repar, Executive Vice President, Global Sales and Marketing and Chief Operating Officer	(1)	(1)
Glenwood E. Coulter, Jr., Executive Vice President, Global Operations and Europe	(1)	(1)
Robert E. Lewis Senior Vice President, General Counsel and Corporate Secretary	(1)	(1)
Executive Group	(1)	(1)
Non-Executive Director Group	$475,000 (2)	(1)
Non-Executive Officer Employee Group	(1)	(1)
(1) Not determinable at this time.
(2) Assumes that each non-employee director other than the Chairman of the Board will receive an annual restricted stock unit award with a value of $50,000 and that the Chairman of the Board will receive an annual grant of $125,000 on the date of the annual general meeting.

Currently Available Shares and Outstanding Awards under the 2012 Plan

As of March 6, 2015, awards covering 1,078,918 Common Shares had been granted under the 2012 Plan since its adoption in 2012, and 961,180 of our Common Shares remained available for grants. The following table shows information regarding the grants of such awards among the persons and groups identified below.

Stock-Based Awards Previously Granted
Under the 2012 Plan
as of March 6, 2015

Name and Position	Number of Shares Underlying Performance-Vesting Restricted Stock Units	Number of Shares Underlying Time-Vesting Restricted Stock Units	Number of Shares Underlying Stock Appreciation Rights	Total of All Columns in Table # of Shares Covered
Frederick J. Lynch, President and Chief Executive Officer	107,561	64,332	72,000	243,893

Mark J. Erceg, Executive Vice President and Chief Financial Officer	23,976	21,069	15,500	60,545

Lawrence P. Repar, Executive Vice President, Global Sales and Marketing and Chief Operating Officer	24,932	24,651	15,500	65,083

Glenwood E. Coulter, Jr., Executive Vice President, Global Operations and Europe	12,238	11,477	10,700	34,415

Robert E. Lewis, Senior Vice President, General Counsel and Corporate Secretary	14,050	14,345	8,700	37,095

All Current Executive Officers as a Group	195,249	144,913	128,900	469,062

All Current Directors Who Are Not Executive Officers as a Group	-	7,421	-	7,421

Each Nominee for Election as a Director:

Robert J. Byrne, Chairman	-	2,024	-	2,024

Peter R. Dachowski	-	771	-	771

Jonathan F. Foster	-	771	-	771

Jody L. Bilney	-	771	-	771

George A. Lorch	-	771	-	771

Rick J. Mills	-	771	-	771

Francis M. Scricco	-	771	-	771

John C. Wills	-	771	-	771

All Employees, including all Current Officers who are not Executive Officers as a Group	109,365	135,530	98,329	343,224

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about our Common Shares that may be issued upon exercise of options, warrants and rights under the 2012 Plan, the Masonite International Corporation 2009 Plan and the Masonite International Corporation 2014 Employee Stock Purchase Plan. All outstanding awards relate to Common Shares. Information is as of December 28, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	742,820(4)
Equity compensation plans not approved by security holders(1)	1,775,741(2)	19.59	1,866,669
Total	1,775,741(2)	19.59	2,609,489

(1)
Under applicable Canadian laws, the 2012 Plan and the 2009 Plan were not required to be approved by security holders. For additional information concerning our equity compensation plans, see the discussion above of the 2012 Plan and in Note 8 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

(2)
Consists of outstanding (i) stock appreciation rights under the 2009 Plan and the 2012 Plan covering an aggregate of 1,231,468 Common Shares and (ii) restricted stock unit awards under the 2009 Plan and the 2012 Plan covering an aggregate of 544,273 Common Shares, some of which are subject to time-based vesting and some of which are subject to performance-based vesting.

(3)
Reflects the weighted average exercise price of stock appreciation rights only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).

(4)	Includes 742,820 shares available for future issuance under the Masonite International Corporation 2014 Employee Stock Purchase Plan.
THE BOARD RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED PLAN.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

It is currently contemplated that our 2016 annual meeting of Shareholders will take place on May 12, 2016. In accordance with the rules established by the SEC, any Shareholder proposal submitted pursuant to Rule 14a-8 to be included in the Proxy Statement and form of proxy for that meeting must be received by us by November 28, 2015. In order for your proposal to be included in the Proxy Statement and form of proxy, the proposal must comply with the requirements established by the SEC, the BCBCA and our Current Articles. If you would like to submit a Shareholder proposal to be included in our proxy materials, you should send your proposal to our Corporate Secretary at the Company’s principal executive office located at 2771 Rutherford Road, Concord, Ontario, Canada L4K 2N6.

Our Articles require the timely notice of certain information to be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting. Failure to deliver a proposal in accordance with these requirements may result in it not being deemed timely received. To be timely, notice of a director nomination must be received by our Corporate Secretary at the registered office or the principal executive office of the Company no less than 30 days nor more than 65 days before the date of the 2016 annual general meeting, subject to certain exceptions as described in the Articles. As such, assuming the 2016 annual general meeting is held on May 12, 2016, any such director nominations submitted for consideration at such meeting must be received no earlier than March 8, 2016 and no later than April 12, 2016 in order for it to be deemed timely received.

Pursuant to the BCBCA, a registered or beneficial Shareholder who holds no less than 1/100 of the issued Common Shares of the Company and provided those shares have a fair market value of no less than $2,000, may submit a proposal (other than a proposal to appoint a director as outlined above) for consideration at an annual general meeting of the Company (a "BCBCA Proposal"). In order to be valid, the proposal must meet several technical requirements, including a requirement that the proposal be for a valid purpose relating to the business and affairs of the Company, and that the form of proposal is delivered to the registered office of the Company no less than three months prior to the anniversary of the last annual general meeting of the Company. If a Shareholder submits a BCBCA Proposal for consideration at the 2016 annual general meeting outside the processes of Rule 14a-8 of the Exchange Act, and that submission occurs after the close of business on February 12, 2016, assuming the meeting is held on May 12, 2016, then the Company would not need to include such proposal with the notice of meeting and other meeting materials for the 2016 annual general meeting and, in accordance with the BCBCA and the Articles of the Company, could prohibit that matter from being considered at that meeting.

OTHER BUSINESS
Management knows of no other matter that will come before the Meeting. However, if any further business properly comes before the Meeting or any adjournments or postponements of the Meeting, the persons named as proxies in the accompanying form of proxy will vote them in accordance with their discretion and judgment on such matters.

ANNUAL REPORT
We have provided each Shareholder whose proxy is being solicited hereby access to a copy of our Annual Report on Form 10-K filed with the SEC for the year ended December 28, 2014, without exhibits. Written requests for additional copies should be directed to: Masonite International Corporation, 201 North Franklin Street, Suite 300, Tampa, FL 33602 Attention: Corporate Secretary. Exhibits will be provided upon written request to the Corporate Secretary and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and notices with respect to two or more Shareholders sharing the same address by delivering a single Proxy Statement or a single notice addressed to those Shareholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single Proxy Statement or notice to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting Masonite Investor Relations, by mail at One Tampa City Center, 201 North Franklin Street, Suite 300, Tampa, Florida 33602, by telephone at (813) 877-2726, or by email at investorrelations@masonite.com.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at
http://www.sec.gov that contains the reports and other information we file electronically.
Our website address is www.masonite.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. To access these filings, go to our website, www.masonite.com, and click on "Investors" and then "SEC Filings." The information provided on or accessible through our website is not part of this proxy statement.
By Order of the Board,

/s/ Robert E. Lewis

Robert E. Lewis
Senior Vice President,
General Counsel and Corporate Secretary
March 27, 2015

APPENDIX "A"

MASONITE INTERNATIONAL CORPORATION

AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:
2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2    “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award, as amended from time to time.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Provinces of Canada and the respective rules, regulations, policy statements under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Provinces.

2.6    “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to (i) the commission by the Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by the Participant of an illegal act or fraud with respect to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) the Participant’s willful misconduct or gross negligence with regard to the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

2.7    “Change in Control” has the meaning set forth in 5.4(e).

2.8    “Change in Control Price” has the meaning set forth in Section 5.4.

2.9    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.10    “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11    “Common Stock” means the common shares without par value in the capital of the Company.

2.12    “Company” means Masonite International Corporation, a British Columbia corporation, and its successors by operation of law.

2.13    “Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.14    “Disability” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15    “Effective Date” means the effective date of the Plan as defined in Article XV.

2.16    “Eligible Employees” means each employee of the Company or an Affiliate.

2.17    “Eligible Individual” means any Eligible Employee, Non-Employee Director or Consultant.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19    “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.20    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.21    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22    “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.23    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.24    “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.25    “Other Cash-Based Award” means an Award granted pursuant to Section 11.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.26    “Other Stock-Based Award” means an Award under Article XI of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.27    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.29    “Performance Award” means an Award granted to a Participant pursuant to Article X hereof contingent upon achieving certain Performance Goals.

2.30    “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.31    “Performance Period” means the period designated during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.32    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.33    “Plan” means this Masonite International Corporation Amended and Restated 2012 Incentive Compensation Plan, as amended from time to time.

2.34    “Reference Stock Option” has the meaning set forth in Section 8.1.

2.35    “Registration Date” means the date on which the shares of Common Stock are sold to the public subsequent to the date hereof pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act which has been declared effective by the United States Securities and Exchange Commission (other than a registration statement on Form S-4, S-8 or any other similar form).

2.36    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article IX.

2.37    “Restriction Period” has the meaning set forth in Section 9.3(a) with respect to Restricted Stock.

2.38    “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39    “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.

2.40    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.41    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42    “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VIII.

2.43    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VII.

2.44    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.45    “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.46    “Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.47    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.48    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.49    “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.50    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.51    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

2.52    “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

ARTICLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Awards; (v) Other Stock-Based Awards, including restricted stock units; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a)    to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e)    to determine the amount of cash to be covered by each Award granted hereunder;

(f)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 7.4(d);

(h)    to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(i)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition or exercise of such Award;

(j)    to modify, extend or renew an Award, subject to Article XII and Section 7.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)    solely to the extent permitted by applicable law (including, without limitation, Section 13(k) of the Exchange Act), to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3    Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company,

at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6    Designation of Consultants/Liability.

(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to sub‑section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7    Indemnification. To the maximum extent permitted by applicable law and the Articles of Continuance of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Articles of Continuance of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE LIMITATION

4.1    Shares. (a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed the sum of (x) 2,000,000 shares and (y) the number of shares of Common Stock subject to awards outstanding under the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan as of the Effective Date to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares (subparts (x) and (y) collectively, the “Share Reserve”) (subject to any increase or decrease pursuant to Article V). The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.2. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

4.2    Individual Participant Limitations. To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall only apply after the expiration of the Transition Period:

(a)    The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 9.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 300,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Article V), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 750,000 shares (which shall be subject to any further increase or decrease pursuant to Article V) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(b)    The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 300,000 shares (which shall be subject to any further increase or decrease pursuant to Article V) with respect to any fiscal year of the Company.

(c)    The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10,000,000.

(d)    The individual Participant limitations set forth in this Section 4.2 (other than Section 4.14.2(b)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(e)    Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
CORPORATE EVENTS

5.1    No Restrictions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

5.2    Changes. Subject to the provisions of Section 5.4, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 5.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 5.4, if there shall occur any change in the capital structure or the business of the Company that is not a Section 5.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Article V shall be consistent with the applicable Article V Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Article V or in the applicable Award Agreement, a Participant shall have no rights by reason of any Article V Event or any Other Extraordinary Event.

5.3    Fractional Shares. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 5.1 or 5.2 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

5.4    Change in Control. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall vest automatically and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)    Awards, whether or not then vested, shall be continued or assumed, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)    The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 5.4, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)    The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provide for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)    Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(e)    Unless otherwise provided by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any 12-month period, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(iii) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), (iv) or (v) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iv) a merger or consolidation of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger or consolidation which would result in either the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (ii) and (iii)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(v) the consummation of a sale or disposition of assets of the Company and/or its direct and indirect subsidiaries having a value constituting at least 40% of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company or a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(f)    Notwithstanding the foregoing, for purposes of the Plan, the occurrence of the Registration Date shall not be considered a Change in Control.

ARTICLE VI
ELIGIBILITY

6.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

6.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

6.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VII
STOCK OPTIONS

7.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

7.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

7.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

7.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the Option is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the Option, the expiration of the Option shall be deferred to the thirtieth (30th) day after the lifting of such prohibition.

(c)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)    Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member or such other Person or entity in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member or such other Person or entity, as applicable, pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)    Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)    Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)    Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 7.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)    Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 7.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)    Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)    Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 7.4(o), the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the strike price of a Stock Option after it is granted, or take any other action with the effect of lowering the strike price of a Stock Option after it is granted, or (ii) cancel a Stock Option in exchange for cash or another Award.

(m)    Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code.

(n)    Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article IX and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o)    Cashing-Out of Stock Options. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares for which an Option is being exercised by paying the optionee an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the exercise price multiplied by the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(p)    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

8.1    Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

8.2    Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)    Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise provided by the Committee in the applicable Award Agreement, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)    Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VII, and shall be subject to the provisions of Section 7.4(c).

(d)    Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)    Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)    Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)    Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 7.4(e) of the Plan.

8.3    Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

8.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)    Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the SAR is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the SAR, the expiration of the SAR shall be deferred to the thirtieth (30) day after the lifting of such prohibition.

(c)    Exercisability. In accordance with the provisions of this Section 8.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 8.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)    Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f)    Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 7.4(f) through 7.4(j).

(g)    Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

8.5    Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, an amount equal to the amount (i) set forth in Section 8.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 8.4(e) with respect to Non-Tandem Stock Appreciation Rights.

8.6    Form, Modification, Extension and Renewal of SARs. Subject to the terms and conditions and within the limitations of the Plan, SARs shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding SARs granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the SARs to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding SARs (to the extent not theretofore exercised) and authorize the granting of new SARs in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 8.8, the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the base price of an SAR after it is granted, or take any other action with the effect of lowering the base price of an SAR after it is granted, or (ii) cancel a SAR in exchange for cash or another Award.

8.7    Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of cash or Common Stock acquired pursuant to a Participant’s exercise of an SAR in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code.

8.8    Cashing-Out of SARs. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares underlying a SAR by paying the holder an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the base price multiplied by the number of shares of Common Stock for which the SAR is being exercised on the effective date of such cash-out.

8.9    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE IX
RESTRICTED STOCK

9.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 9.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code.

9.2    Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.2(e), the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law. Unless otherwise determined by the Committee, the purchase price of Restricted Stock shall be zero.

(b)    Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)    Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Unless otherwise determined by the Committee in the applicable Award Agreement or another legend is adopted by the Committee, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Masonite International Corporation (the “Company”) Amended and Restated 2012 Equity Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)    Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

9.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 9.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.
(b)    Rights as a Stockholder. Except as provided in Section 9.3(a) and this Section 9.3(b) or as otherwise provided by the Committee in the applicable Award Agreement at the time of grant, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)    Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

(e)    Deferred Delivery. The Committee may in its discretion permit Participants to defer Restricted Stock Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code.

ARTICLE X
PERFORMANCE AWARDS

10.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article IX. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Award Agreement at the time of grant. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 10.2(c).

10.2    Terms and Conditions. Performance Awards awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a)    Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 10.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)    Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)    Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

(e)    Payment. Following the Committee’s determination in accordance with Section 10.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be precluded from having discretion to increase the amount of compensation payable under the terms of such Award.

(f)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)    Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

(h)    Deferred Delivery. The Committee may in its discretion permit Participants to defer Performance Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code.

ARTICLE XI
OTHER STOCK-BASED AWARDS (INCLUDING RESTRICTED STOCK UNITS)
AND CASH-BASED AWARDS

11.1    Other Stock-Based Awards (Restricted Stock Units). The Committee is authorized to grant to Eligible Individuals Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, restricted stock units, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
11.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)    Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article XI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.

(c)    Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(d)    Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee.

(e)    Deferred Delivery. The Committee may in its discretion permit Participants to defer any Award granted under this Article XI in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code.

11.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

12.1    Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that, (A) following the Registration Date, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Article V); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.2 (except by operation of Article V); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 7.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; and (B) at any time without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) except in accordance with Sections 5.2, 5.4, 7.4(o) or 8.8, award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award or cancel any Stock Option or Stock Appreciation Right in exchange for cash or another Award; (ii) amend Sections 7.4(l) or 8.6 of the Plan or clause (i) of this Section 12.1(B) to eliminate the requirement relating to stockholder approval; or (iii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. Following the Registration Date, in no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of British Columbia to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
ARTICLE XII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1    Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4    Withholding of Taxes.

(a)    General. As a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant, including for greater certainty any cash proceeds payable on the sale of RSUs to the Company), an amount sufficient to satisfy the minimum federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such shares of Common Stock.

(b)    Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 14.4(a), in the event the shares of Common Stock are not listed for trading on an established securities exchange on the date an Award is required to be settled then the Company shall, at the request of the Participant, deduct or withhold Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award.

(c)    Company Election to Pay Cash. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, in the event that the settlement of any Award is to be made in Shares and such settlement would result in the Company having more than 1,990 shareholders (or such higher number of shareholders as determined by the Board, in its sole discretion), then the Board, in its sole and absolute discretion, may elect to settle such Award in cash.

(d)    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) paying cash, (b) having the Company withhold otherwise deliverable shares, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the tax obligation, or (d) any combination of the foregoing.

14.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

14.6	Listing and Other Conditions.

(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)    Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)    A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7    Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8    Governing Law. Unless otherwise provided by the Committee in the applicable Award Agreement, the Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

14.9    Jurisdiction; Waiver of Jury Trial. Unless otherwise provided by the Committee in the applicable Award Agreement, any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Florida or the United States District Court for the Middle District of Florida and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a)

submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Florida, the court of the United States of America for the Middle District of Florida, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Florida State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Florida.

14.10    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16    Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20    Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock‑Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock‑Up Period.

14.21    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22    Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, (i) prior to the Registration Date and during the Transition Period, the provisions of the Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code, and (ii) the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

14.23    Post-Transition Period. Following the Transition Period, any Award granted under the Plan that is intended to be “performance-based compensation” under Section 162(m) of the Code, shall be subject to the approval of the material terms of the Plan by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code and the treasury regulations promulgated thereunder.

14.24    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant in effect on the date of grant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.25    Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

ARTICLE XV
EFFECTIVE DATE OF PLAN

The Plan shall become effective on the date of its adoption by the Board.
ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.
ARTICLE XVII
NAME OF PLAN

The Plan shall be known as the “Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan.”

EXHIBIT A
PERFORMANCE GOALS
To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	gross or net revenue,

•	earnings per share of Common Stock (basic or diluted and/or before or after taxes),

•	net income (before or after taxes) per share of Common Stock,

•	profit (before or after taxes),

•	net earnings (before or after taxes),

•	net income (before or after taxes),

•	operating income,

•
cash flow or cash conversion measures (including, without limitation, operating cash flow, free cash flow, discounted cash flow, cash flow in excess of cost of capital, days on hand, days sales outstanding or days payable outstanding), which may but are not required to be measured on a per-share basis,

•	earnings before or after one or more of the following: interest, taxes, depreciation and/or amortization (including, without limitation, EBIT or EBITDA),

•	gross or net sales,

•	share price (including, without limitation, growth measures or total stockholder return, which may but are not required to be measured relative to assets or peers),

•	financial return measures (including, without limitation, return on assets, net assets, capital, employed capital, invested capital, equity, investment or sales),

•	measures of economic value added or other “value creation” metrics,

•	cost reduction targets,

•	objective measures of customer satisfaction or customer retention,

•	customer growth,

•	objective measures of employee satisfaction or employee retention,

•	gross or net margin (including, without limitation, EBITDA margin),

•	gross or net profit,

•	gross or net profit growth,

•	gross or net revenue growth,

•	asset growth,

•	market share or competitive market metrics,

•	cost of capital, debt leverage year-end cash position or book value, which may but are not required to be measured on a per-share basis,

•	dividend yield,

•	expenses, expense ratio management or general and administrative expense savings,

•	same-store sales or same-stores sales growth,

•	system-wide sales or system-wide sales growth,

•	traffic or customer counts,

•	productivity ratios,

•	new product sales or timely completion of new product rollouts,

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations,

•	asset quality,

•	inventory control,

•	enterprise value,

•	timely launch of new facilities,

•	operating efficiency,

•	gross or net operating margin,

•	working capital,

•	license revenues,

•	royalty income,

•
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other objective offsets and adjustments as may be established by the Committee in accordance with this Exhibit A,

•	reduction in operating expenses,

•	comparisons of continuing operations to other operations,

•
objective measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets), or

•	any combination of the foregoing.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

•
reorganizations, restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20 (or any successor pronouncement thereto), “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

•
acquisitions or divestitures (including, without limitation, items related to the business operations of any entity acquired by the Company during the Performance Period, the disposal of a business or segment of a business, or discontinued operations that do not qualify as a segment of a business under applicable accounting standards);

•	financing activities;

•	items that are either outside of the scope of the Company’s core, on-going business activities or not within the reasonable control of the Company’s management;

•	acquired in-process research and development;

•	major licensing or partnership arrangements;

•	unusual or extraordinary corporate transactions, events or developments;

•	a change in tax law, accounting standards required by generally accepted accounting principles or other accounting principles, or other laws or regulatory rules affecting reported results;

•	asset impairment charges;

•	amortization of acquired intangible assets;

•	litigation or claim judgments or settlements;

•	share-based compensation expense;

•	any stock dividend, stock split, reverse stock split, combination or exchange of stock during the Performance Period;

•	foreign exchange gains and losses; or

•	any other unusual or nonrecurring events (or any objectively determinable category thereof) or changes in applicable law.
Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.
In addition, such performance goals may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company (or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), or any such performance goals may be measured relative to the performance of a selected group of other companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

•	designate additional business criteria on which the performance goals may be based; or

•	adjust, modify or amend the aforementioned business criteria.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MASONITE INTERNATIONAL CORPORATION

May 13, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and annual report are available at http://investor.masonite.com/investors/annual-meeting/default.aspx

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20933030000000000000 7 051315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MASONITE INTERNATIONAL CORPORATION

Proxy for Annual General Meeting of Shareholders on May 13, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert E. Lewis and Mark J. Erceg and Fredrick J. Lynch, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Masonite International Corporation, which will be held at the University Club of Tampa, 201 N. Franklin Street, Suite 3800, Tampa, FL, 33602 on May 13, 2015 at the hour of 9:00 a.m. (Eastern Time), and at any adjournments or postponements thereof, as indicated by the undersigned on the reverse side of this form. If this form is signed and returned and no specifications are indicated, the undersigned authorizes the proxies to vote as recommended by the Board of Directors. **In either case, if this form is signed and returned, the undersigned authorizes the proxies to vote in their discretion on any other matters that may be presented for a vote at the meeting and at any adjournments or postponements.**

(Continued and to be signed on the reverse side.)

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